              (LETTERHEAD OF SAGEBRUSH SALES INC. APPEARS HERE)




                                                             September 1, 1992



Mr. Donald Kruse
Sagebrush Sales, Inc.
6300 State Road 303
Albuquerque, New Mexico 87105


Dear Mr. Kruse:

     Reference is made to your Employment Agreement dated as of February 9, 1988, pursuant to which you were employed for a period of up to five (5) years as President of Sagebrush Sales, Inc. This letter shall constitute an extension, modification and amendment to the aforementioned Employment Agreement as follows:

     1. Paragraph 2 shall be modified so that the Employment Term set forth therein shall be extended and shall terminate upon the earlier of (a) February 9, 1998; or (b) the date on which the Employment Term is terminated pursuant to any of the other provisions of Section 9 of the Employment Agreement.

     2.  A new Paragraph 9(e) is added as follows:

         "(e) Subsequent to August 9, 1995, the Employment Term shall terminate upon six months' advance notice thereof given by the Employee to the Employer."

     3. Exhibit A to the Employment Agreement shall be deemed amended so as to provide that the Management Bonus Pool shall remain in effect during the Employment Term including any extensions of the Employment Term.

     4. Paragraph 4(a) is amended to indicate that the current compensation is at the rate of $163,000.00 per annum which may be increased from time to time by the Board of Directors of Sagebrush Sales, Inc.

Mr. Donald Kruse
Page 2                                                        September 1, 1992

     5.  A new Paragraph 5(d) is added to the Employment Agreement as follows:

         "(d) During the Employment Term, the Employer shall use its best efforts to keep Lincoln National Life Insurance Policy No. 2007173401 in full force and effect."

     6. Exhibit B shall be deemed amended to provide that Employee shall be entitled to six weeks vacation per year effective after five year's employment.

     Except as modified and amended herein the Employment Agreement shall remain in full force and effect.

                                            Very truly yours,

                                            SAGEBRUSH SALES, INC.

                                        By:
                                            -----------------------------

AGREED TO:

By:
    --------------------------
    Donald Kruse

                            EMPLOYMENT AGREEMENT
                            --------------------

     AGREEMENT, made as of the 9th day of February, 1988, by and between SAGEBRUSH SALES, INC., a New Mexico corporation, having its principal offices at 6300 State Road, 47 Southeast, Albuquerque, New Mexico 87125 (the "Employer"), and DONALD F. KRUSE, an individual residing at 1524 Sagebrush Trail SE, Albuquerque, New Mexico 87123 (the "Employee").

                            W I T N E S S E T H:
                            - - - - - - - - - -

     WHEREAS, pursuant to a certain Stock Purchase Agreement among the Employer, Gordon K. Runyon, the Employee and Hoover Treated Wood Products, Inc. ("Hoover"), dated February 1, 1988 (the "Stock Purchase Agreement"), Hoover has acquired all of the capital stock of the Employer;

     WHEREAS, the Employee, prior to the date hereof, was the owner of 61.57% of the outstanding shares of the Employer and has been employed by and has served as President of the Employer and has served in such capacity since 1969;

     WHEREAS, in connection with the Stock Purchase Agreement, the Employer and the Employee desire to enter into an arrangement pursuant to which the Employee will serve as an executive officer of the Employer upon the terms and conditions set forth in this Agreement; and

     WHEREAS, the Employer desires to retain the Employee's knowledge, experience and abilities, and the Employee is willing to accept employment with the Employer, all upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants contained in this Agreement, the Employer and the Employee hereby agree as follows:

     1.  Employment.  Subject to the terms and conditions hereinafter set
         ----------
forth, the Employer hereby employs the Employee as President of the Employer, and the Employee hereby accepts such employment.

     2.  Term.  The term of employment of the Employee by the Employer
         ----
pursuant to this Agreement (the "Employment Term") shall commence on the date hereof and shall terminate upon the earliest of (a) the fifth anniversary of the execution of this Agreement; or (b) the date on which the Employment Term is terminated pursuant to any of the other provisions of Section 9 of this Agreement.

     3.  Employment Services.  During the Employment Term, the Employee shall
         -------------------
render his services to the Employer as President of the Employer or in such other capacities as the

Board of Directors of the Employer may, from time to time, designate. The Employee shall hold, without additional compensation therefor, such offices or membership of the Board of Directors, or Committees thereof, of the Employer and/or any subsidiary or affiliate of the Employer to which, from time to time during the Employment Term, the Employee may be elected or appointed. During the Employment Term, the Employee shall devote his full business time, efforts and his entire energy and skill to the business of the Employer and its subsidiaries and affiliates in accordance with the reasonable directions and orders of the Board of Directors or an appropriate executive officer of the Employer or the Employer's parent, and will use his best efforts to promote the interests thereof and will not engage in any other business or business activity. The Employee shall render his services with due regard for the prompt, efficient and economical operation of the business of the Employer and its subsidiaries and affiliates to the end of maximizing the profitability of the Employer and its subsidiaries and affiliates. The Employer agrees that the Employee's duties will be substantially similar to those performed by the Employee for Employer prior to the date hereof.

     4.  Compensation.
         ------------

         (a) In consideration of the services to be rendered by the Employee as an employee of the Employer pursuant to this Agreement, including, without limitation, any services which may be rendered by the Employee as an officer or member of any Board of Directors, or Committees thereof, of the Employer or any subsidiary or affiliate of the Employer, the Employer shall pay or cause to be paid to the Employee during the Employment Term, and the Employee shall accept, compensation at the rate of $126,000 per annum. The foregoing salary shall commence on the date hereof and shall be payable in bi-weekly installments during the Employment Term. In the event of the termination of the Employment Term, the unpaid portion of the salary payable to the Employee on account of periods prior to the date of termination shall be computed and paid to the Employee. The Employee's salary shall be subject to all applicable withholding and other taxes.

         (b) The Employee shall also participate in the Management Bonus Pool Plan, the form of which is annexed hereto as Exhibit A (the "Pool"), in accordance with the terms thereof and for so long as the Pool is in effect.

     5.  Employment Benefits.  During the Employment Term the Employee shall
         -------------------
be entitled to the following employment benefits:

         (a) During the Employment Term, the Employee shall receive such benefits, rights and privileges no less favorable than those the Employee received under the Employer's medical, disability and death benefit plans prior to the date hereof, all as identified in Exhibit B annexed hereto.

         (b) During the Employment Term, the Employee shall cooperate with the Employer in obtaining any insurance on the life of the Employee which the Employer may desire to obtain for its own benefit and shall undergo such physical and other examinations as the Employer may request in connection with the issuance of one or more of such policies of insurance.

         (c) The Employee, shall have the option to purchase up to an aggregate of 20,000 shares of common stock of Ply-Gem Industries, Inc. ("Ply-Gem") in accordance with the terms and conditions of the Option Agreement the form of which is annexed hereto as Exhibit C.

     6.  Severance Compensation.
         ----------------------

         In the event the Employment Term is terminated by Employer without cause, Employer shall pay to Employee, in monthly installments, severance compensation in an amount equal to the salary Employee would have received pursuant to Section 4 of this Agreement for the Employment Term; provided, however, Employer shall have no liability under this Section 6 if Employee is terminated for cause (as defined in Section 9). Such severance compensation shall represent liquidated damages and shall be reduced by any salary paid to Employee to his satisfaction of his obligation to mitigate damages in accordance with the provisions of Section 9(d) hereof. Employee shall not be entitled to any other compensation or benefits under this Agreement after the termination of the Employment Term and shall have no other claim against the Employer or Ply-Gem by reason of this Agreement.

     7.  Ply-Gem Corporate Severance Pay Program.
         ---------------------------------------

         The Employee shall be a "Designated Executive" and shall be included in the Ply-Gem Corporate Severance Pay Program as adopted and approved August 7, 1985, a copy of which is annexed hereto as Exhibit D.

     8.  Expenses.
         --------

         During the Employment Term, the Employer will reimburse the Employee, upon presentation of proper vouchers, for all actual travel, entertainment and other out-of-pocket expenses which are reasonably and necessarily incurred by the Employee in the performance of his duties hereunder and to the extent that they are deductible in whole or in part by the Employer under the then effective Internal Revenue Code and the rules and regulations promulgated thereunder.

     9.  Termination.
         -----------

         (a) The Employer may at any time, and in its sole discretion, immediately terminate this Agreement and the Employment Term for cause by written notice to the Employee specifying the nature of such cause. For purposes of this Agreement, "cause" shall include, without limitation, breach of any of the terms of this Agreement (including, without limitation, the provisions of Section 12 of this Agreement), breach of the Stock Purchase Agreement, fraud, conviction of a felony, habitual drunkenness, use of illegal substances, gross incompetence, malfeasance, misappropriation, dishonesty, embezzlement or similar misconduct by the Employee, willful failure of the Employee to perform the duties of his employment, failure of the Employee to follow the directions of the Board of Directors of the Employer, other willful misconduct, or similar conduct or activities by or on the part of the Employee.

         (b) In the event that at any time during the Employment Term, the Employee, due to physical or mental injury, illness, disability or incapacity, shall fail to render satisfactorily the services to be performed by the Employee pursuant to this Agreement either for a consecutive period of three
(3) months or for a non-consecutive period of five (5) months within any twelve month period, the Employer may, at its option, place the Employee on disability leave at a salary equal to one-half of the fixed salary which the Employee is receiving pursuant to Section 4 at the time of the occurrence of such injury, illness, disability or incapacity, for a period of six (6) months, and, after the expiration of such six month period, the Employer shall have the option to terminate this Agreement and the Employment Term upon not less than thirty (30) days' written notice to the Employee. Any payments which are made to or for the benefit of the Employee under any group or individual policy of disability insurance maintained or paid for by the Employer shall reduce the amounts payable by the Employer to the Employee pursuant to this Paragraph (b).

         (c) If the Employee shall die during Employment Term, the Employment Term shall terminate immediately upon the death of the Employee.

         (d) In the event that the Employer terminates this Agreement for any reason, the Employee shall use his best efforts to obtain substitute employment and to mitigate any damages including any liquidated damages payable pursuant to Section 6 hereof which may be payable by the Employer to the Employee by reason of such termination.

     10. Conflicting Agreements.  The Employee hereby represents and warrants
         ----------------------
to the Employer that (a) neither the execution of this Agreement by the Employee nor the performance by the Employee of any of the obligations or duties of the Employee under this Agreement will conflict with or violate or constitute a breach of the terms of any employment or other agreement to which the Employee is a party or by which the Employee is bound, and (b) the Employee is not required to obtain the consent of any person, firm, corporation or other entity in order to enter into this Agreement or to perform any of the obligations or duties of the Employee hereunder.

     11. Inventions, Discoveries, Etc.  The Employee hereby assigns, and shall
         ----------------------------
promptly and fully disclose and
assign to the Employer, any and all inventions, discoveries, improvements, developments, concepts and ideas which relate to any activities of the Employer or any of the subsidiaries or affiliates of the Employer, whether or not patentable and whether or not conceived, developed or reduced to practice by the Employee alone or by himself and others, or both, during the period of his employment with the Employer or with any affiliate or subsidiary of the Employer.

         12. Non-Disclosure of Confidential Information and Non-Competition.
             --------------------------------------------------------------

             (a) The Employee acknowledges that it is the policy of the Employer to maintain as secret and confidential all valuable and unique information and other information required by the Employer as confidential heretofore or hereafter acquired, developed or used by the Employer or any affiliate or subsidiary of the Employer relating to the business, operations, employees, suppliers and customers of the Employer and of the subsidiaries and affiliates of the Employer (all such information is hereinafter referred to as "Confidential Information"). The parties recognize that the services to be performed by the Employee pursuant to this Agreement are special and unique, and that by reason of his employment by the Employer prior to the date hereof after the date hereof, the Employee has acquired and will acquire Confidential Information. The Employee recognizes that all such Confidential Information is the property of the Employer and its subsidiaries and affiliates. In consideration of the Employee's employment with the Employer pursuant to this Agreement, the Employee agrees that:

             (i) except as required by the duties of his employment, without the prior written consent of the Board of Directors of the Employer, the Employee shall never, directly or indirectly, either during or after the Employment Term, use, publish, disseminate or otherwise disclose any Confidential Information obtained, whether prior or subsequent to the date hereof, during his employment with the Employer or any affiliate or subsidiary of the Employer;

             (ii) both during and after the Employment Term, the Employee shall exercise all due and diligent precautions to protect the integrity of the business plans, customer lists, statistical data and compilations, agreements, contracts, manuals or other documents of the Employer and its subsidiaries and affiliates which embody any Confidential Information, and upon the expiration or termination of the Employment Term, the Employee shall return to the Employer and its subsidiaries and affiliates all such documents (and copies thereof) which are in the possession or under the control of the Employee.

The Employee agrees that the provisions of this Paragraph (a) are reasonably necessary to protect the proprietary rights of the Employer and the subsidiaries and affiliates of the Employer in the Confidential Information and their trade secrets, goodwill and reputation.

         (b) During his employment with the Employer and for a period of three (3) years after the expiration or termination, for any reason whatsoever, of the Employment Term, the Employee shall not, in any manner, be engaged, directly or indirectly, within the States of Arizona, Colorado, New Mexico or Texas, or any other geographic area for which Employee has significant sales, marketing or other responsibilities for Employer, Hoover, Ply-Gem or their Affiliates during the aforesaid three-year period (or for such lesser period of time or for such lesser geographical area as may be determined by a court of law or equity to be a reasonable limitation on the competitive activities of the Employee) as an employee, partner, officer, director, owner, representative, consultant, agent or stockholder of any corporation, partnership, proprietorship or other form of business entity, other than the Employer, (1) which is engaged in any business which is or was competitive with any business conducted by the Employer or by any subsidiary or affiliate of the Employer; or (2) which manufactures or distributes any products similar to those which were manufactured or distributed at any time during the Employment Term either by the Employer or by any subsidiary or affiliate of the Employer. The Employee shall not, either during the Employment Term or for a period of three (3) years after the expiration or termination, for any reason whatsoever, of the Employment Term, other than in his capacity as an employee of the Employer,
(i) seek to persuade any director, officer or employee of the Employer or any subsidiary or affiliate of the Employer to discontinue that individual's status or employment with the Employer or any such subsidiary or affiliate of the Employer or to become employed in any activity similar to or competitive with the activities of the Employer or any subsidiary of affiliate of the Employer; (ii) hire or retain any such person at any time within twelve (12) months following the date of cessation of employment of such person with the Employer or any subsidiary or affiliate of the Employer; or (iii) solicit (or cause or authorize), directly or indirectly, to be solicited, for or on behalf of himself or any third party, any business from others who were, at any time within five (5) years prior to the expiration or termination of the Employment Term, customers of the Employer or any subsidiary or affiliate of the Employer. The Employer and the Employee acknowledge that nothing contained in this Section 12 shall prohibit the Employee from acquiring equity securities of a publicly held company engaged in the activities specified in (i) above which in the aggregate do not exceed 5% of the equity securities of such publicly held company, or a greater percentage if the activities specified in (i) above constitute an insubstantial part of the business of such publicly held company.

         (c) The provisions of this Section 12 shall survive the termination or expiration of the Employment Term.

     13. The Company's Right to Injunctive Relief.  The Employee acknowledges
         ----------------------------------------
that the services to be rendered by the Employee to the Employer are of a unique character which gives them a special value to the Employer and its subsidiaries and affiliates. The Employee further acknowledges that any breach or threatened breach by the Employee of any of the provisions of Section 11 or
Section 12 hereof will result in irreparable and continuing harm to the Employer and its subsidiaries and affiliates for which the Employer and its subsidiaries and affiliates would have no adequate remedy at law. Therefore, in addition to any other remedy which the Employer and its subsidiaries and affiliates may have at law or in equity, the Employer and its subsidiaries and affiliates shall be entitled to injunctive relief or other equitable remedies in the event of any such breach or threatened breach.

     14. Invalidity of Covenants.  The parties acknowledge that the laws and
         -----------------------
public policies of the various states of the United States and the District of Columbia may differ as to the validity and enforceability of the covenants contained in Section 12. It is the intention of the parties that activities of Employee be restricted only to the extent necessary for the protection of legitimate business interests of Employer, that the provisions of this paragraph shall, to the fullest extent permissible under the law and public policy, be enforced by the courts of each state and jurisdiction in which enforcement is sought, and that the unenforceable (or the modification necessary to conform the covenants contained in Section 12 with such law and public policy) part of Section 12 shall be adjudicated to be invalid or unenforceable without affecting any other part of Section 12. Accordingly, if any part of Section 12 shall be adjudicated to be invalid or unenforceable in any action or proceeding in which Employee, or Employee's heirs, executors or administrators and Employer, its successors or assigns, are parties, whether in its entirety or as modified as to duration, territory or to otherwise, then such part shall be deemed modified so as to be enforceable or, if required, deleted from the Agreement or amended, as the case may be, in order to render the remainder of Section 12 valid and enforceable. Any such deletion or amendment shall apply only where the court rendering the same has jurisdiction. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     15. Signing Bonus.  (a)  In consideration of the Employee's execution of
         -------------
this Agreement, the Employee shall receive from the Employer by check or wire transfer, an amount equal to thirty-three and 34/100 percent (33.34%) of the income before taxes, cumulative effect of changes in accounting principles and extraordinary items of the Employer during the period October 1, 1987 through December 31, 1987 determined as set forth in paragraph (b) below, which shall be paid to Kruse within ten (10) days after determination pursuant to paragraph (b). For purposes of this paragraph, calculation of income before taxes shall not include a deduction for the payment of the signing bonus payable hereunder or the signing bonus payable to Gordon K. Runyon pursuant to his employment agreement with the Company.

         (b) On or before February 29, 1988 the Employer shall have had the independent certified public accountants for the Employer, Ernst & Whinney ("E&W"), prepare a financial statement of the Employer for the three months ending December 31, 1987 (the "December 1987 Interim Financial Statements") and prepare a review report thereon. Such statement shall have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the 1987 Financial Statements and such review shall have been performed in accordance with standards established by the American Institute of Certified Public Accountants. Upon the conclusion of such review, E&W shall have delivered its review report (the "Auditor's Report") to Hoover, the Employer and the Employee to the effect that their examination of the December 1987 Interim Financial Statements was made in accordance with generally accepted auditing standards and that they are not aware of any material modifications that should be made to the December 1987 Interim Financial Statements in order for them to be in accordance with generally accepted accounting principles.
     Hoover shall have had the right, through its own personnel or its own independent certified public accountants, and at its own expense, to consult with E&W, review their work papers and all memoranda in connection with such review and familiarize themselves with the performance of the review. In the event that Hoover does not agree with the determination of income before taxes, cumulative effect of changes in accounting principles and extraordinary items, Hoover shall, within seven (7) business days after the date on which the December 1987 Interim Financial Statements are furnished to Hoover, deliver to the Employer or the Employee a letter stating the specific respects in which Hoover disagrees with such determination. Hoover, the Employer represented by its stockholder Hoover, and the Employee shall then consult to resolve the matters in dispute and, if necessary, the determination shall be revised to reflect such resolution. If, within five (5) business days after the expiration of said 7-day period, Hoover and the Employee are unable to resolve the matters in dispute, Hoover shall retain, at Hoover's expense, a certified public accounting firm of national standing ("Hoover's Accountants") to review the determination by E&W. In the event E&W and

Hoover's Accountants have not resolved the matters in dispute within ten (10) calendar days after the expiration of said 5-day period, such matters shall be submitted to an independent accounting firm of recognized national standing, whose decision as to such matters shall be conclusive and binding upon the parties. Such independent accounting firm shall be selected by Hoover's Accountants and E&W within two (2) business days after the expiration of said 10-day period, but if they are unable to agree on such an independent accounting firm within said 2-day period, such firm shall be chosen by lot from among the so-called "Big-Eight" accounting firms (other than any accounting firm which has served Ply-Gem, Hoover or the Employer since January 1, 1982). Each party shall pay the fees and expenses of its own auditors under this paragraph (b), but as to E&W, only those expenses incurred in resolving any disagreement over its initial determination of income before taxes and extraordinary items (the cost of the initial review to be borne by the Employer) and one-half of the fees and expenses of any third independent accounting firm, if required.

     16. Notices.  Any notice, request, information or other document to be
         -------
given under this Agreement to any party hereunder by any other party hereunder shall be in writing and delivered personally, or sent by registered or certified mail, postage prepaid to the following addresses:

     If to the Employer:

         Sagebrush Sales, Inc.
         6300 State Road
         47 Southeast
         Albuquerque, New Mexico 87125
         Attention:  President

     with copies to:

         Hoover Treated Wood Products, Inc.
         P.O. Box 746
         Knox Shopping Center
         Thomson, Georgia 30824
         Attention:  President

         Ply-Gem Industries, Inc.
         919 Third Avenue
         New York, New York 10019
         Attention:  President

     and

         Spengler Carlson Gubar
           Brodsky & Frischling
         280 Park Avenue
         New York, New York 10017
         Attention:  Edward Brodsky, Esq.

     If to the Employee:

         Donald F. Kruse
         1524 Sagebrush Trail SE
         Albuquerque, New Mexico 87123

     with a copy to:

         Threet & King
         Suite 500 West Tower
         6400 Uptown Blvd., N.W.
         Albuquerque, New Mexico
         Attention:  M. Edwin Threet, Esq.

or to such other address as a party hereto may hereafter designate in writing to the other party, provided that any notice of a change of address shall become effective only upon receipt thereof.

     17. Benefit; Assignment.
         -------------------
         (a) This Agreement shall be binding upon and shall inure to the benefit of the Employer and the Employee and their respective heirs, legal representatives, successors and permitted assigns.

         (b) This Agreement is personal to the Employee and the Employee may not assign any of his rights or delegate any of his duties under this Agreement.

         (c) The Employer may assign this Agreement to any subsidiary or affiliate of the Employer.

     18. Certain Definitions.  For purposes of this Agreement, (a) a
         -------------------
"subsidiary" of a corporation, person or entity shall mean any corporation, partnership, firm or other entity in which such corporation, person or entity holds an equity ownership interest of fifty percent (50%) or more; and (b) an "affiliate" of a corporation, person or entity shall mean any corporation, partnership, firm or other entity which controls, is controlled by, or is under common control with, such corporation, person or entity.

     19. Entire Agreement; Amendment.  This Agreement contains the entire
         ---------------------------
understanding between the Employer and the Employee with respect to the employment of the Employee and supersedes all prior negotiations and understandings between the Employer and the Employee with respect to the employment of the Employee by the Employer. This Agreement may not be amended or modified except by a written instrument signed by both the Employer and the Employee.

     20. Severability.  In the event any one or more provisions of this
         ------------
Agreement is held to be invalid or unenforceable, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall remain in full force and effect, unaffected by such invalidity or unenforceability.

     21. Execution in Counterparts.  This Agreement may be executed in any
         -------------------------
number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     22. Governing Law.  This Agreement is made and entered into in the State
         -------------
of New York and shall be interpreted and construed in accordance with its laws and judicial decisions.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                             SAGEBRUSH SALES, INC.

                                         By:  (signature appears here)
                                             --------------------------

                                              (signature appears here)
                                             --------------------------
                                                DONALD F. KRUSE


Ply-Gem Industries, Inc. agrees to be bound by the provisions of Section 5(c) and 7 of the foregoing Employment Agreement as of the date set forth above.

                                             PLY-GEM INDUSTRIES, INC.

                                          By: (signature appears here)
                                              -------------------------
                                              Executive Vice President

                                                                       EXHIBIT A
                                                            [to Kruse Employment
                                                                      Agreement]


                                  EXHIBIT A
                                  ---------
                         MANAGEMENT BONUS POOL PLAN
                         --------------------------

         (a) Sagebrush Sales, Inc., a New Mexico corporation (the "Company"), shall establish a management bonus pool (the "Pool") from which periodic bonuses may be paid to certain of the Company's management employees. On or before each March 31 in 1989, 1990, 1991, 1992, and 1993, the Company shall pay into the Pool an aggregate amount equal to ten percent (10%) of the annual income before taxes and extraordinary items of the Company (determined as hereafter provided) up to the applicable Threshold Amount (as hereinafter defined) and twenty percent (20%) of the annual income before taxes and extraordinary items of the Company in excess of the applicable Threshold Amount for each of the periods commencing on January 1 and ending on December 31, 1988, 1989, 1990, 1991 and 1992 (each such period being hereinafter referred to as a "Bonus Period") immediately preceding the respective payment date. The amount to be paid into the Pool shall be computed separately for each Bonus Period. For purposes hereof, the Threshold Amount for each Period shall be $1,000,000.
The payments described in this Paragraph (a) shall cease to accrue after December 31, 1992.

     (b) For purposes of calculating the amount to be paid into the Pool for a Bonus Period (the "Pool Amount") the income before taxes, cumulative effect of changes in accounting principles and extraordinary items of the Company will be determined in conformity with generally accepted accounting principles applied consistently with those used in preparing the September 30, 1987 Financial Statements (as defined in the Stock Purchase Agreement among the Company, its shareholders and Hoover Treated Wood Products, Inc. ("Hoover"), dated February 1, 1988 (the "Stock Purchase Agreement")) of the company except that: (1) gain or loss on sales or dispositions of capital assets including, without limitation, real property and equipment, shall be excluded; (2) no charge shall be made for (A) amortization of any goodwill occasioned by the transaction contemplated by the Stock Purchase Agreement, (B) depreciation of fixed assets of the Company in excess of (x) depreciation on the actual cost of assets acquired after the Closing Date under the Stock Purchase Agreement and
(y) depreciation that would be taken on assets owned by the Company on such Closing Date based on the method of depreciation used by the Company for the fiscal year ended September 30, 1987, (C) overhead, management or similar charges of Hoover, Ply-Gem Industries, Inc. ("Ply-Gem") and their affiliates (collectively the "Parent Group") other than the Company's allocable share of professional fees, audit charges, insurance, compensation, profit sharing, employee stock ownership plan contributions, pension contributions and other employee benefits and all other expenses which are paid or accrued by the Parent Group for or on behalf of the Company; (D) bonus payments made or accrued pursuant to this Management Bonus Pool Plan; (E) payments made or accrued by Kruse and Runyon pursuant to respective Agreements Not To Compete dated as of February __, 1988 with Hoover; and (F) Signing
Bonus payments made to Kruse and Runyon pursuant to respective Employment Agreements dated as of February __, 1988 with the Company; and (3) interest expense shall not include interest expense paid or accrued by the Parent Group for the purchase of shares of the Company, but shall include any interest expense paid or accrued by or on behalf of the Company for any of the following purposes: (A) interest on indebtedness incurred by the Company in the ordinary course of business or to acquire assets for use in the business of the Company; (B) interest at the working capital rate charged by the Parent Group to members of the Parent Group other than the Company on advances made by the Parent Group to the Company; and (C) working capital charges by the Parent Group to the Company at the same rates charged by members of the Parent Group to members of the Parent Group other than the Company. The Company shall cause its pre-tax income to be timely determined by the independent certified public accountants (the "Accountant") retained by Ply-Gem to audit the consolidated financial statements of the Parent Group for each Bonus Period. Such report of the Accountant, so long as made in good faith and absent manifest error, shall represent the final determination of the pre-tax income of the Company and shall be valid and binding upon the Company and the employees of the Company.

         (c) For each Bonus Period, the Allocator (as such term is defined in this paragraph (c)) shall determine in his sole discretion, which, if any, of the Company's management employees, which may include the Allocator, shall receive bonuses from the Pool and the amount of such bonuses. To be eligible for any payment hereunder, a management employee of the Company, including the Allocator, must be employed by the Company on the last day of the applicable Bonus Period, unless the employee's termination during such Bonus Period was due to his death, disability, or retirement after age 62. The "Allocator", as such term is used herein, shall mean the President of the Company in office at the end of any Bonus Period.

         (d) The Pool Amount shall be determined utilizing the amount reported as "Income Before Taxes and Extraordinary Items" in the Accountant's Report (as defined in Paragraph (e)) for each Bonus Period, and the Board of Directors of the Company shall cause the Pool Amount for each such Bonus Period to be determined no later than ninety (90) days following the end of such Bonus Period. Within ten (10) days after the Allocator is notified by the Board of Directors of the Company (the "Board") of the final determination of the Pool Amount, the Allocator shall give the Board written notice of the employees selected by the Allocator to receive a bonus from the Pool and the amount of each bonus (the "Bonus List"). The Company shall distribute such bonus payments immediately after the Board receives and approves the Bonus List. The bonus payments shall be made in a single cash payment to each recipient unless the Board and a bonus recipient have otherwise previously agreed in writing.
     (e) Until December 31, 1992, the Parent Group shall maintain separate unconsolidated books and records for the Company, for internal review purposes, and will, for a sixty (60) day period following each fiscal year end of the Company, make such books and records reasonably available for inspection by the Allocator and any accounting firm selected by the Allocator whose fees shall be paid by the Allocator. The Company's Income Before Taxes and Extraordinary Items shall be timely determined and reported by the Accountant. The Accountant's report (the "Accountant's Report") shall be in writing, shall set forth calculations made to reach the determination of the Company's Income Before Taxes and Extraordinary Items, the manner in which the determination was made and an opinion that the audit of Ply-Gem's consolidated financial statements was performed in accordance with generally accepted audited standards and that as a result of such audit and the audit procedures performed on the separate unconsolidated books and records of the Company, nothing came to the Accountant's attention which indicates that the calculation of the Company's Income Before Taxes and Extraordinary Items was not performed in accordance with the terms contained herein. Failure of the Allocator to object to the Accountant's Report within thirty (30) days shall be conclusive acceptance thereof for all purposes.

                                                                       EXHIBIT B
                                                            [to Kruse Employment
                                                                      Agreement]


                           EMPLOYER'S BENEFIT PLAN
                           -----------------------

1.  Northbrook Life Insurance Co.     Policy #64852246

    a)  $10,000.00 Term Life
    b)  Standard Group Health coverage

2.  Crown Life Insurance Co.          Policy #3,070,696

3.  Transamerican Life Insurance Co.  Policy #92009397

4.  Vacation Policy - 3 weeks per year after 5 years
    Sick Leave - 6 days per year

                                                                     EXHIBIT C

                          PLY-GEM INDUSTRIES, INC.

                       SELLERS STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, made as of the 9th day of February, 1988, between Ply-Gem Industries, Inc., a Delaware corporation (the "Company"), and
DONALD F. KRUSE, residing at 1524 Sagebrush Trail SE, Albuquerque, New Mexico 87105 ("Kruse").

                            W I T N E S S E T H:

     WHEREAS, the Company desires to provide Kruse with an opportunity to acquire Common Stock, $.25 par value ("Common Stock"), of the Company on favorable terms as an inducement for Kruse's execution of an Employment Agreement between Sagebrush Sales, Inc., a New Mexico corporation
("Sagebrush") and Kruse dated as of February 9, 1988.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed and do hereby agree as follows:

     1.  Grant of Options.  The Company hereby grants to Kruse the right and
         ----------------
option (hereinafter referred to as the

"Option") to purchase all or any part of an aggregate of 20,000 shares of the common stock, of the Company, $.25 par value (hereinafter referred to as "Common Stock"), on the terms and conditions hereinafter set forth in this option agreement, such number of shares of Common Stock being subject to adjustment as provided in paragraph 4 hereof.

     2.  Purchase Price.  The purchase price (hereinafter referred to as the
         --------------
"Option Price") of the shares of Common Stock covered by the Option shall be $11.125 per share.

     3.  Duration of Option.  The Option granted hereunder shall be for a
         ------------------
period of five (5) years from the date hereof, unless sooner terminated pursuant to paragraph 9 hereof. Subject to the provisions of the Agreement, the Option may be exercised at any time after the date hereof, as to any part of or all of the shares covered thereby. The purchase price of the shares as to which the Option shall be exercised shall be paid in full in current funds at the time of exercise. The holder of the Option shall not have any rights of a stockholder with respect to the shares covered by the Option unless and until the certificate or certificates for such shares shall have been issued and delivered to him.

     4.  Adjustments.  In the event of any change in the Common Stock of the
         -----------
Company by reason of any merger, consolidation, recapitalization, reclassification, stock split, combination of shares or dividend payable in Common Stock of the Company (in excess of five (5%) percent thereof) after the date hereof, then appropriate adjustment shall be made in the number and kind of shares subject to the Option, and /or to the price of the Option;
provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued. Any such adjustment made by the Board of Directors of the Company as provided in this paragraph 4 shall be conclusive as long as such adjustments shall be made in the same manner to all similar outstanding options of the Company.

     5.  Exercise of Option.  Subject to the terms and conditions of this
         ------------------
Option Agreement, the option may be exercised by Kruse, his heirs or assigns by delivery of written notice to the Company as its principal office which is now located at 919 Third Avenue, New York, New York. Such notice shall state the election to exercise the Option and the number of shares in respect of which it shall be exercised and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such shares by certified check payable to the Company. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered, as provided above, to or upon the written order of the person or persons exercising the Option within fifteen (15) days (except as otherwise provided below in this paragraph
6) after the due and proper exercise of this Option.

     It is expressly understood that it shall be a condition of the issuance and delivery of any stock upon the due and proper exercise of the Option or any part thereof that prior to the delivery of the certificate or certificates as to which the Option shall have been so exercised as aforesaid, Kruse (or anyone acting under him or his heirs or designs, as the case may be) shall deliver to the Company a warranty and representation that it is the present intention to acquire the shares being purchased for investment only and not for distribution or resale and that any offer or sale by him of any such shares will not be made or offered in violation of the provisions of the Securities Act of 1933, as amended (the "Securities Act"), or any rules and regulations thereunder. The time of the delivery of such certificate or certificates of stock may be postponed by the Company for such period as may be required by the Company to comply with any listing requirements of any national securities exchange or to comply with any applicable state or federal laws.

     The Company shall not be obligated to sell, issue or deliver any shares as to which the Option or any part thereof shall have been exercised as aforesaid unless the shares with respect to which the Option shall be exercised are at that time effectively registered or exempt from registration under the Securities Act.

     All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

     6.  Representations of Kruse.  Kruse acknowledges that he is acquiring
         ------------------------
the Option for investment and not with a view towards distribution and that he will not sell, assign or transfer the Option, or the shares acquired upon exercise thereof without an opinion of counsel to the Company that the Option or shares, as the case may be, are exempt from registration under the Securities Act or if such shares or options are required to be registered, then such shares, assignment or sale shall not be effective prior to such registration.

     7.  No Transfer.  Anything herein to the contrary notwithstanding, this
         -----------
Option or the rights with respect hereto may not be transferred, assigned or collateralized in any manner whatsoever, it being the intent of the parties hereto that this Option is personal and may be exercised only by Kruse, or in the event of his death, by the legal representatives of his estate not later than three (3) months from the date of his death or (1) month after the appointment of said legal representatives, whichever date is later.

     8.  Legend.  Certificates for all Shares acquired upon the exercise of
         ------
the Option shall be inscribed with a legend giving notice of all restrictions with respect to such Shares including but not limited to restrictions imposed on the transferability thereof contained in this Agreement and in any other agreement between Kruse and the Company with respect thereto.

     9.  Termination.  The Option granted pursuant to this Agreement shall
         -----------
terminate upon the earlier of (i) the fifth (5th) anniversary of the date of this Agreement, or (ii) the material breach by Kruse of the terms of a Stock Purchase Agreement dated February 1, 1988, among the Company's subsidiary, Hoover Treated Wood Products, Inc. ("Hoover"), Kruse and Gordon K. Runyon or the termination of the employment of Kruse under an Employment Agreement dated as of February 9, 1988 among Kruse and Sagebrush Sales, Inc. (other than a termination by Sagebrush without cause), or violation by Kruse of the provisions of Section 12 or 13 of such Employment

Agreement, or the material breach by Kruse of the terms of an Agreement Not To Compete dated February 9, 1988 between Hoover and Kruse.

     IN WITNESS WHEREOF, the Company has caused this Sellers Stock Option Agreement to be duly executed by an officer thereof thereunto duly authorized, and Kruse has hereunto set his hand, as of the day and year first above written.

                                       PLY-GEM INDUSTRIES, INC.


                                       By:
                                          ---------------------


                                       ------------------------
                                       DONALD F. KRUSE
ATTEST:

- ---------------------------
                , Secretary

                                 "EXHIBIT D"

                                                                August 7, 1985


     RESOLVED, that the Board of Directors has hereby designated certain executives of the Company and or its subsidiaries as "Designated Executives." The names of such Designated Executives have been presented to this meeting and a schedule setting forth their respective names is ordered attached to the minutes of this meeting; and be it further

     RESOLVED, Designated Executives shall have the right to receive severance pay under certain circumstances upon the occurrence of an event which may not be in the best interests of the Company (an "Event," which is hereinafter defined) under the following conditions:

         A. In the event that their employment is terminated within one year of an Event; or

         B. In the event that they resign their positions as executives of the Company for any reason whatsoever within one year of the occurrence of an Event; and be it further

     RESOLVED, within 30 days of their resignation or the termination of their employment as aforesaid, Designated Executives shall receive severance pay computed as follows:

         (i) an amount equal to 2.75 times the average per annum total aggregate compensation which the Designated Executive received during the five (5) years prior to resignation or the termination of employment. Aggregate compensation shall be deemed to include salary and bonus; plus

        (ii) an amount equal to 2.75 times the difference between the exercise price of all Incentive Stock Options held by the Designated Executive and the market price of the Common Stock of the Company. Market price of the Company's Common Stock shall be deemed to be the highest closing price of the Company's Common Stock on the American Stock Exchange during the three (3) months prior to termination of employment or resignation. The outstanding options shall be deemed cancelled; and be it further

    RESOLVED, for purposes of the above, an Event shall be deemed to have occurred:

      A. If any individual or group of individuals are the holders of record of 45% or more of the Company's outstanding Common Stock; or

      B. If, subsequent to any election of new members to the Board of Directors, individuals who prior to such election constituted the Board of Directors, for any reason whatsoever cease to constitute a majority thereof, unless the election of each director who was not a director prior to such election has been approved in advance by directors representing at least two thirds (2/3) of the directors in office who were directors prior to the election.

    Nothwithstanding the aforesaid, if a majority of the Board of Directors in office immediately prior to an Event determine that such Event is in the best interests of the Company then for purposes of the aforesaid, the Event shall not be deemed to have occurred.



                                     2.

                            EMPLOYMENT AGREEMENT
                            --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of November ____, 1993, is between PLY GEM INDUSTRIES, INC, a Delaware corporation, (the "Company"), and Monte R. Haymon (the "Executive").

     WHEREAS, the Company desires to obtain the services of the Executive, and the Executive desires to be employed by the Company upon the following terms and conditions.

     NOW, THEREFORE, in consideration of mutual agreements and understandings set forth herein, the Company and the Executive hereby agree as follows:

1.  Employment:  Term.
    -----------------

     The Company hereby employs the Executive as its President and Chief Operating Officer and the Executive hereby accepts employment from the Company and agrees to perform in such capacity upon the terms and conditions set forth herein, for a term commencing no later than January 3, 1994 or such earlier date as Executive shall be available (the "Start Date") 1993, and continuing thereafter until December 31, 1997, subject to any automatic extensions in accordance with the provisions of Section 6 hereof, unless earlier terminated in accordance with the provisions of Section 5 hereof. For purposes of this Agreement, the "Term of Employment" shall mean the initial term and any renewal term as provided in Section 6 hereof. The date on which the Executive's employment is terminated due to the expiration of the Term of Employment or pursuant to Section 5 shall be referred to herein as the "Termination Date". The Chairman and Chief Executive Officer (the "Chairman") of the Company shall promptly submit this Agreement to the Company's Board of Directors for its required approval and recommend and vote in favor of such approval.

2.  Position, Duties, Responsibility.
    --------------------------------

     (a)  Position.  During the term hereof, the Executive shall be employed
          --------
as the President and Chief Operating Officer of the Company, with authority and powers to hire, restructure or otherwise take such action as Executive deems necessary to accomplish the goals and objectives of the Company. The Executive shall faithfully and diligently use his best efforts to perform the duties and bear the responsibilities as President and Chief Operating Officer and report and be responsible to the Chairman. The Executive shall devote all of his professional time to the business of the Company in order to satisfactorily discharge his duties and responsibilities to the Company, except for reasonable time spent for trade, civic and charitable activities or for service on other boards of directors, subject to approval as provided in 2(b) below. The Executive shall report only to Jeffrey Silverman, in his capacity as the Chairman, it being the intent of the parties that Executive shall be the second ranking officer of the Company after the Chairman.

     (b)   Other Activities.  Except upon the prior oral or written consent of
           ----------------
the Chairman, the Executive, during the Term of Employment, shall not (1) accept any other employment, (ii) serve on the board of directors of other corporations or (iii) engage, directly or indirectly, as an owner, employee, officer, advisor, consultant or independent contractor, or otherwise, in any other business activity that is competitive with activities of the Company or any affiliated entity, except nothing shall prevent the Executive from making an investment in a publicly held company as long as the Executive does not own five percent (5%) or more of the equity interest in such company. Any such activity referred to in clause (iii) above, whether performed during the Term of Employment or thereafter, shall be referred to herein as a "Competitive Activity", Executive agrees that only if his employment shall be terminated for Cause, or if he shall voluntarily terminate his employment without the consent of the Company and without Good Reason, then, for the lesser of one
(1) year or the remaining initial term of this Agreement, Executive shall not engage in any Competitive Activity, provided that, if the Company wishes to require Executive to comply with the foregoing post-termination restrictive covenant, the Company shall give written notice thereof to Executive within ten (10) business days of such termination, and the Company shall continue to pay Executive during such period of non-competition his base salary then in effect. "Competitive Activity", after termination of this Agreement, shall not include Executive's employment by a party, the activities of which are partially competitive to the Company, if Executive is not directly involved in such competitive activities. Nothing in this Agreement shall prevent Executive from serving on the Boards of trade, civic or charitable institutions.

    (c)    Board Member, Other Duties. The Chairman shall nominate and vote for
           --------------------------
the Executive, and the Executive agrees to serve, for no additional compensation, as a member of the Board of Directors. However such position shall be (i) initially subject to the election of the Executive to such position by the duly elected Board of Directors acting within the scope of its authority and in conformity with the obligations of such Board of Directors to the Company and its stockholders and (ii) subject to nomination and election or re-election in conformity with the Company's By-laws and other charter documents and the Delaware General Corporation law. Subject to Section 5(d) hereof, the failure of the Executive to be a member of the Board of Directors at any time for any reason shall not be considered to be a breach of any provision hereof or a termination hereof. Executive further agrees to serve as an officer or director of such other subsidiaries or affiliates of the Company as the Chairman shall request, without any additional compensation.

3.   Salary and Benefits.
     -------------------

     (a)  Salary.  In consideration of the services to be rendered hereunder,
          ------
the Executive shall be paid a base salary of not less than $600,000 per year payable at the same intervals as the other senior executives employees of the Company. This salary shall be reviewed periodically and no less than once per year in accordance with the Company's regular administrative practice for adjusting salaries of the Company's senior executive employees, but shall be subject to minimum annual increases at the beginning of every calendar year commencing January 1, 1995 and through the year commencing January 1, 1997 equal to five percent (5%) of the base salary of the prior calendar year.

     (b)  Bonus.  In addition to the compensation set forth in Section 3(a)
          -----
hereof, the Executive shall be entitled to bonuses pursuant to incentive plans hereafter described. On or before September 1, 1994, the Company will adopt a long-term incentive plan (the "Long-Term Plan") and an annual incentive plan (the "Annual Plan"), the purpose of which will be to reward performance of the Executive. One or both of the plans may include other executives of the Company. The foregoing plans will be retroactive in their application to Executive to January 1, 1994.

          (i) The Long Term Plan will consist of three year performance cycles. All awards under the plan would be made annually. Aggressive, but realistically achievable goals for each cycle would be established on an annual basis by the mutual agreement between the Executive and the Chairman. It is agreed that the Annual Plan and Long Term Plan will generate payment to the Executive consistent with performance relative to the mutually agreed upon goals for each plan and consistent with major corporate compensation practices and payment guidelines for senior executive positions.

         (ii) Each year, the Executive and the Chairman will establish aggressive, but realistically achievable operating goals, both financial and non-financial, for the following year, in connection with the Annual Plan. The Executive shall receive minimum bonuses under the Annual Plan of $400,000 for the 1994 calendar year, $250,000 for the 1995 calendar year and $250,000 for the 1996 calendar year.

        (iii) The Company agrees to determine the amount of the bonus, if any, to which Executive shall be entitled as soon as possible after the end of each calendar year, and to pay such bonus promptly after such determination.

     (c)  Benefits.  During the Executive's employment hereunder, the Executive
          --------
shall be entitled to participate in any plan, arrangement or policy of the Company providing for medical benefits, dental benefits, life insurance, disability insurance, vacation time, sick leave and other benefits to the extent consistent with Executive's position in the Company.

     (d)  Withholding.  The Company shall make all legally required deductions
          -----------
from all payments of salary and bonus to the Executive.

     (e)  Expense Reimbursement.  The Company shall reimburse Executive for
          ---------------------
all reasonable and necessary business expenses incurred by him in connection with his duties, provided such expenses are appropriately vouchered.

     (f)  Relocation.  The parties contemplate that Executive shall be based
          ----------
at the Company's principal offices in New York City, provided that they shall mutually agree on the timing of Executive's relocation. At the time that the Executive is required to relocate in connection with his employment with the Company, the Company will provide a relocation package as agreed by the Chairman and the Executive.

     (g)  Physical Examination.  The Executive agrees that after the Start
          --------------------
Date he shall undergo any physical examinations and/or tests required for key man, disability and employee benefit life insurance, as are reasonably required to obtain such insurance. Executive will make immediately available to the Chairman and/or a medical representative of the Company the results of his last physical examination. It is agreed that such information will remain confidential. Executive shall promptly sign any insurance applications submitted to enable the Company to obtain Keyman insurance.

4.   Early Resignation by the Executive.
     ----------------------------------

     If the Executive resigns on or before June 30, 1994, the Executive shall pay to the Company, as liquidated damages, the sum of one million five hundred thousand dollars ($1,500,000).

5.   Termination of Employment.
     -------------------------

     Subject to the other terms and condition hereof, the Executive's employment under this Agreement will terminate upon the earlier to occur of any of the following events:

     (a)  By Expiration.  The expiration of the Term of Employment.
          -------------

     (b)  By Death.  The death of the Executive.
          --------

     (c)  By Permanent Disability.  Upon the "Permanent Disability" of the
          -----------------------
Executive, "Permanent Disability" shall mean, with respect to the Executive, (i) the absence of the Executive from his employment by reason of any mental or physical illness, disability or incapacity for a period of six months during any twelve-month period or (ii) the suffering of any mental or physical illness, disability or incapacity to the extent that Executive is unable to perform and shall be unable to perform his duties prospectively for a period of 180 days or more ("incapacity"). If the Company shall determine that the Executive suffers from an incapacity, it shall so notify Executive and the Company shall appoint a physician for the purpose of conducting a physical or mental examination of Executive. Executive shall cooperate in submitting to such an examination.
The physician shall render an opinion to the Company and Executive, within 5 days of said examination and determine whether or not the Executive is capable of performing his duties and if not, whether Executive shall be capable of performing his duties within a period of 180 days. If such physician's written opinion concludes that the Executive shall not be able to resume his duties within a period of 180 days and the Executive disagrees with such opinion, he shall be free to engage a physician of his own choice for the purpose of rendering another opinion with respect to Executive's capacity to perform. Such physician shall render his written opinion to the Executive and the Company within 5 days. If Executive's physician disagrees with the opinion of the Company's physician, the two physicians together shall choose a third physician, who in turn will conduct a third examination of Executive to determine his capacity to perform his duties under this Agreement. Such third physician shall render his opinion to the Company and the Executive within 5 days of such examination and such third physician's written opinion shall be conclusive and binding upon both the Company and the Executive with respect to whether the Executive is capable of resuming his duties within a period of 180 days. The measuring period for the resumption of duties within 180 days shall commence from the date upon which the Company first gave notice to the Executive of its request that he submit to a physical or mental examination for the purpose of determining his capacity to perform his duties hereunder. The Termination Date shall be the last day of such applicable period.

     (d)  By The Executive -- Good Reason.  By the Executive for "Good Reason"
          -------------------------------
upon the giving of notice to the Company, effective as of the date set forth in such notice. For purposes of this Section 5(d) Good Reason shall mean:

         (i) a change in Executive's title, authorities or duties as set forth in Section 2(a) of this Agreement, other than an immaterial change,

        (ii) the Company's continuing breach of a material term of this Agreement for a period of thirty days after its receipt of written notice of such breach from Executive specifying the alleged breach,

       (iii) Jeffrey Silverman shall no longer be Chairman and/or Chief Executive Officer,

        (iv) the Executive shall no longer be the second highest ranking officer of the Company,

         (v) the Executive is not a member of the Board of Directors of the Company.

     (e)  By the Company. By the Company with or without "Causes," upon the
          --------------
giving of notice to the Executive, effective as of the date set forth in such notice. "Cause" shall exist if (a) the Executive is convicted of a felony,
(b) the

Executive engages in gross negligence or willful misconduct in the performance of his duties hereunder, (c) the Executive willfuly fails to substantially perform the duties of his position provided that Executive shall have received written notice from the Chairman of the specific acts of misconduct or failures under clauses (b) and (c) of this Section 5(e), and shall not have commenced to cure such failure within thirty days and completed such cure within ninety days of such written notice. Cause shall not include bad judgment or negligence other than as described herein, nor any act or omission in good faith to have been in or not opposed to the interest of the Company.

     (f)  By the Executive -- Change of Control.  In the case of a "Change of
          -------------------------------------
Control" upon the giving of notice to the Company, effective as of the date set forth in such notice. For the purpose of this Section 5(f) a Change of Control shall mean the acquisition of a majority of the issued and outstanding voting securities of the Company, whether by purchase merger, or otherwise, by any person, firm or corporation, other than Jeffrey Silverman, or any affiliate of Jeffrey Silverman. Change in control shall also include a merger in which a person, firm or coporation other than Jeffrey Silverman or his affiliate acquires a majority of the surviving corporation's voting securities and the Company is not the surviving company.

     The Executive may terminate his employment pursuant to this Section 5(f) at any time beginning on the date of the Change of Control and ending on the thirtieth (30th) day following the one (1) year anniversary of the date of the Change of Control.

     (g)  Termination Obligations of the Company.  Upon the termination of the
          --------------------------------------
Executive's employment:

        (i) Pursuant to Section 5(b) (death) or Section 5(c) (disability), Executive shall be entitled to all accrued compensation and benefits;

       (ii)    pursuant to Section 5(d) (by Executive for Good Reason),
               Section 5(a) (end of term) or by the Company without Cause, the Executive will receive an amount equal to (A) four (4) times base salary if such termination occurs before the first anniversary of the Start Date, (B) three (3) times base salary then if effect if after the first anniversary of the Start Date, and (C) two times base salary then if effect if such termination occurs after the second anniversary of the Start Date or if this Agreement is not renewed in accordance with
               Section 6 hereof, provided, however, that all such payments shall be made by the Company ratably over the unexpired term of this Agreement. In addition, the Executive shall be entitled to the unpaid portion of each of the minimum guaranteed bonuses described in Section 3(b), payable at such times as such bonuses would have been paid had the Executive's employment not been terminated.

      (iii) pursuant to Section 5(e) (by the Company for Cause) or by the Executive voluntarily without the consent of the Company and without Good Reason, than Executive shall receive no payments hereunder other than those which have accrued to the date of termination, and all restricted stock subject to forfeiture shall be forfeited and all unvested stock options, stock appreciation or other benefits shall lapse and also be forfeited unless otherwise determined by the Chairman.

       (iv) pursuant to Section 5(f) (by Executive Upon Change of Control), the Executive will receive an amount equal to 2.75 times the base salary then in effect, plus 2.75 times the bonus earned by the Executive in the calendar year preceding the Date of Termination.

        (v)    In all cases other than a termination for Cause pursuant to
               Section 5(e), a voluntary termination of this agreement by the Executive without the consent of the Company and without Good Reason, all restrictions on shares subject to restriction issued to Executive by the Company shall immediately lapse, all stock options shall be accelerated and be immediately exercisable and all other unvested benefit plans, stock appreciation or similar rights shall immediately vest.

       (vi) In the case of any termination of the Executive's employment other than for Cause, or by the Executive voluntarily without the consent of the Company without Good Reason, the Executive shall be entitled to a bonus for the year of termination in an amount equal to a pro rata portion of the bonus the Executive would have earned under the Annual Plan and the Long Term Plan had his employment not been terminated during such year, provided however, that no such proration payment shall occur prior to the fourth year of this Agreement although such payment, in the case of the Long Term Plan may relate to prior years.
               The Company agrees to determine the bonus as soon as possible after the end of the year, and to pay such bonus immediately after the determination is made.

     (h)  Termination Obligations of Executive.
          ------------------------------------

          (i) The Executive hereby acknowledges and agrees that all personal property and equipment furnished to or prepared by the Executive in the course of or incident to his employment, belong to the Company and shall be promptly returned to the Company upon termination of the Term of Employment. "Personal property" includes, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, and all other Proprietary Information (as defined below) relating to the business of the Company. Following termination, the Executive will not retain any written or other tangible material containing any Proprietary Information (as defined below) relating to the business of the Company.

       (ii) The Executive hereby acknowledges that prior to and for the duration of this Agreement, he has gained and will gain knowledge of certain information which is confidential and proprietary to the Company (the "Proprietary Information"). Such information includes but is not limited to: (A) marketing, competitive or other information available only to top management of the Company; (B) information pertaining to the contracts between the Company and its customers, including the identity of the customers, pricing information and contract termination dates; (C) any and all other information related to the Company of which the Executive may become aware but which is not generally known to outsiders, including but not limited to cost allocations and other confidential information concerning or relating to any of the customers, business or methods of operation of the Company; and (D) various trade secrets which are or will in the future be owned by the Company and which are or will be regularly used in the business of the Company.

       (iii) The Executive shall not during the Term of Employment or at any time thereafter use (other than in the performance of his duties to the Company) or disclose to any person, firm, corporation, partnership or other entity whatsoever outside the Company or to any officer, director, stockholder, partner, associate, employee, agent or representative of any thereof (except as required by law or with the express prior written approval of the Chairman and Chief Executive Officer of the Company) any such Proprietary Information either directly or indirectly. The foregoing provisions shall not be construed to prevent the Executive from making use of or disclosing information which is in the public domain through no fault on the part of the Executive; however, specific information shall not be deemed to be in the public domain merely because it is encompassed by some general information that is published or in the public domain or in the Executive's prior possession. The Company shall be entitled, in addition to any other right and remedy it may have, at law or in equity, to seek an injunction, enjoining or restraining the Executive from any violation or threatened violation of this Section 4(h), and Executive agrees and understands that such injunction is a possible remedy.

     (i)  Other Positions.  Upon termination of the Term of Employment or
          ---------------
other termination of the Executive's employment, the Executive shall be deemed to have resigned from all offices and directorships then held with the Company and any affiliated entity.

     (j)  Survival.  The representations, warranties, covenants and agreements
          --------
contained in Sections 2(b) and 5(h) hereof shall survive termination of the Term of Employment and the expiration of this Agreement pursuant to their respective terms.

6.   Renewal of Term of Employment.
     -----------------------------

     Unless the Company shall, prior to ninety (90) days before the expiration of the Term of Employment (including all Renewal Terms, as hereinafter defined), notify the Executive in writing of its intention to terminate the Term of Employment, the Term of Employment shall be extended for a period of one year. Each one year extension shall be referred to as a "Renewal Term." Thereafter, the Company shall have the equivalent option, in its sole discretion, to terminate the Term of Employment at the end of any Renewal Term and shall notify the Executive in writing of the Company's intent prior to ninety (90) days before the expiration of any Renewal Term. The Executive shall have no right, express or implied, to continue his employment after the expiration of the Term of Employment or any Renewal Term if the Company exercises its rights pursuant to this Section.

7.   Certain Stock Matters.
     ---------------------

     In addition to the foregoing compensation described in this Agreement, upon the start date, the Executive shall be granted the following restricted shares and stock options:

     (a) 175,000 shares of the Company's common stock at no cost to Executive, pursuant to a Restricted Stock Agreement, the terms of which shall provide for the lapsing of the restrictions ratably over a four year term, based upon Executive's continued employment by the Company. The Restricted Stock Agreement shall be approved and adopted by the Company no later than one
(1) year after Start Date. The Company agrees to cause the Restricted Stock, when issued to the Executive, to be registered under the Securities Act and to use its best efforts to deliver certificates representing the shares of Restricted Stock, within three (3) weeks after the lapse of the applicable restrictions.

     (b) The Company will issue to Executive options covering a total of 400,000 shares pursuant to a Stock Option Agreement the terms of which shall be substantially as follows:

        (i) 150,000 shares with an exercise price that shall be equal to the closing price of the Company's common stock on the Start Date ("Start Price"), provided, however, that such options shall not vest until one (1) year from the Start Date;

          (ii) 62,500 shares with an exercise price that shall be equal to the Start Price, but exercisable at any time during the term on and after the price of the Company's Common Stock has reached or exceeded the higher of $19.00 per share or a price which shall be equal to 125% of the Start Price;

         (iii) 62,500 shares at an exercise price that shall be the Start Price, but exercisable at any time during the term on and after the price of the Company's Common Stock has reached or exceeded the higher of $19.00 per share or a price which shall be equal to 150% of the Start Price; and

          (iv) 125,000 shares at an exercise price which will be the Start Price, but exercisable at any time during the term on and after the price of the Company's Common Stock has reached or exceeded the higher of $19.00 per share or a price which shall be equal to 200% of the Start Price.

     A portion of the options may be incentive stock options qualifying as such under the Internal Revenue Code. All options granted pursuant to this
Section 7(b) shall be for ten (10) years and the Option Agreement shall provide for normal and usual anti-dilution protection. Furthermore, after the execution of this Agreement the Chairman and the Executive shall explore the advisability of the Company adopting a Stock Appreciation Rights plan, the purpose of which shall be to provide Executive with compensation with which to pay any tax incurred as a result of the lapsing of any restrictions on the restricted stock or the exercise of any of the options at an exercise price which is below the quoted market price of the Company's common stock on the date of exercise. Any such Stock Appreciation Rights Plans shall (i) only be adopted if the Chairman and the Executive agree that such Plan is in the best interests of the Company, and (ii) if granted to Executive, shall be in substitution, and in lieu of an equal number of shares of restricted stock or stock options granted under Section 7 hereof and not in addition to any of such restricted shares or stock options. Any stock acquired pursuant to the exercise of the option shall have no other holding period under the option agreement, other than as required by law.

     (c) Neither the issuance of the restricted stock nor the granting of the options provided in this Section 7 shall preclude the issuance to the Executive of additional options or stock. The Company agrees that during the term of the Executive's employment, the Executive shall be entitled to additional stock options and/or restricted stock consistent with the Executive's position with the Company as determined in the discretion of the Chairman. At the discretion of the Company, and upon the recommendation of the Chairman, the lapse of any restrictions or the vesting period of any restricted shares or options may be accelerated based upon Executive's performance.

8.  Representation of the Executive.
    -------------------------------

     The Executive hereby represents and warrants to the Company that he is not bound by any Employment Agreement, restrictive covenant, confidentiality or proprietary information or other Agreement that would prohibit or inhibit in any way the full and complete performance by the executive of his duties hereunder or as the President and Chief Operating Officer of the Company. The Executive further represents, warrants and agrees that he will not use any trade secret, confidential or other proprietary information of any former employer or other person or entity in the course of performing his duties hereunder or as the President and Chief Operating Officer of the Company and will not disclose any such information to the Company or any of its representatives.

9.  Assignment: Successors and Assigns.
    ----------------------------------
     This Agreement may not be assigned, nor may any obligations hereunder be delegated, by the Executive. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder in connection with any such transaction. Subject to the foregoing, the Agreement shall be binding upon and shall insure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

10. Notices.
    -------

     Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt or, in the case of transmission by mail as set forth below, three (3) business following deposit of such notice, request, claim, demand, document or communication with the postal service, and shall be in writing and delivered personally or sent by telex,telecopy, or certified or registered mail, postage prepaid, or other similar means of communication, as follows:

     (a) If to the Company, addressed to its principal executive offices to the attention of its Chairman;

     (b) If to the Executive, to him at the address set forth below under his signature or at any such other address as either party shall have specified by notice in writing to the other.

11.  Entire Agreement.
     ----------------

     The terms of this Agreement together with the Stock Agreements are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive of the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement and the Stock Agreements shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding involving this Agreement or the Stock Agreements.

12.  Prior Agreements.
     ----------------

        The parties hereby agree that this Agreement shall be in effect as of the date hereof and shall supersede and be in lieu of any and all prior Agreement or understandings regarding the employment of the Executive, whether verbal or written.

13.  Amendments: Waivers.
     -------------------

        This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by the Executive and by the Chairman. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform. A waiver of any provision of this Agreement shall not be deemed a waiver of any other provision of this Agreement. No waiver of any breach of any provision of this Agreement shall be deemed the waiver of any subsequent breach thereof or of any other provision.

14.  Severability: Enforcement.
     -------------------------
        If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

15.  Governing Law.
     -------------

        The validity, interpretation, enforceability and performance of this Agreement shall be governed by and construed in accordance with the internal substantive laws (and not the law of conflict of laws) of the State of New York.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                            PLY GEM INDUSTRIES, INC.



                                            By: /s/ Jeffrey S. Silverman
                                                -------------------------------
                                                Jeffrey S. Silverman
                                                Chairman of the Board, Chief
                                                Executive Officer and President


                                            EXECUTIVE


                                            /s/ Monte R. Haymon
                                            -----------------------------------
                                            Monte R. Haymon
                                            55 Aspen Lane
                                            Glenco, IL  60022

                                                             February 15, 1993



Mr. Joseph M. Goldenberg
Goldenberg Plywood and Lumber
  Co., Inc.
2540 Industry Way
P.O. Box 190
Lynwood, California  90262-0190


Dear Mr. Goldenberg:

     Reference is made to the letter agreement between us dated February 11, 1988 with respect to your employment by Goldenberg Plywood and Lumber Co., Inc.

     This letter shall constitute a memorandum of our understanding and agreement pursuant to which the term of the aforementioned Employment Agreement shall be further extended for additional one year periods subsequent to April 30, 1993 upon the same terms and conditions therein stated.

     The term of the Agreement as herein extended shall be automatically extended for additional one year periods unless terminated by either of us upon the delivery of four months' advance written notice prior to the commencement of any renewal term.

     We further acknowledge that the Consulting Agreement dated September 18, 1987 shall remain in effect except that (1) the reference in the first paragraph to your services as "President" shall be changed to "Chairman" and
(2) the reference in paragraph 2 therein requiring nine months notice in advance of retirement shall be modified to require four months notice.

     If the aforesaid meets with your approval, kindly sign a copy and return to us.

                                             Sincerely yours,

                                             GOLDENBERG PLYWOOD AND LUMBER
                                                  CO., INC.

                                             BY: /s/ Lee M. Greenberg
                                                 ------------------------------
                                                        Lee M. Greenberg
                                                           President
AGREED TO:

/s/ Joseph M. Goldenberg
- ------------------------
  Joseph M. Goldenberg

                                                  February 11, 1988



Mr. Joseph Goldenberg
Goldenberg Plywood and Lumber
  Co., Inc.
824 E. 29th Street
Los Angeles, CA  90011

Dear Joe:

     Reference is made to the Employment Agreement dated April 4, 1983 (as amended August 16, 1985) between yourself and Goldenberg Plywood and Lumber Co., Inc. (the "Company").

     This letter shall constitute a memorandum of our understanding and agreement pursuant to which the term of the aforementioned Employment Agreement shall be extended for five (5) years until April 30, 1993 upon the same terms and conditions except that:

          1. The initial fixed compensation referred to in Paragraph 4(a) of the Employment Agreement shall be $300,000 for the period commencing January 1, 1988; and

          2. You shall receive a bonus each year equal to ten (10%) percent of the Income before Working Capital Charges and Management Fee of the Company. In the event that Income before Working Capital charges and Management Fees is less than $3 Million in any one year, then you shall not be entitled to receive any bonus for that year. The bonus payable for each year during the term of this Agreement shall be based on the Income before Management Fee for the calendar year ending December 31 next preceeding the commencement of the applicable Employment Year provided, however, that the initial bonus shall be payable during the Employment Year commencing January 1, 1988 based upon the Income Before Management Fees of the Company for the year ended December 31, 1988 to be payable in two installments no later than September 1, 1988 and no later than March 31, 1989, respectively. Payments for subsequent years shall be similarly made on September 1 and March 31 thereafter. The payment to be made on or before September 1 shall be deemed to be an estimated payment based upon the results of operations for the first six months of the year. The second payment shall reflect the balance due based upon the results of operations for the entire year. In the event the estimated payment made on or before September 1 exceeds the amount due based upon the results of operations for the full year, you will refund to us the overpayment.

Mr. Joseph Goldenberg
Page 2
                                                             February 11, 1988

          For purposes of this Agreement, Income before Management Fee shall mean the net operating profits of the Company computed after all charges including working capital charges payable to Ply-Gem (before provision for taxes based on income and before provision for management fees), as determined on an accrual basis in accordance with generally accepted accounting principles consistent with the financial statements of the Company prepared for the year ended December 31, 1987 exclusive of (a) all gains and losses form the sale, exchange or other disposition of capital or fixed assets, (b) other profit and loss items which, for profit and loss statement purposes, are treated as extraordinary income or expense items under generally accepted accounting principles, and (c) all expenses attributable to the purchase of the Company by Ply-Gem Industries, Inc. and amortization of goodwill and amortization of intangibles. Exhibit "A" attached hereto illustrated the computation of the Bonus.

        For the purposes of this Agreement Income before Working Capital charges and Management Fees shall mean the sum of Income before Management Fees plus Working Capital charges.

        3. You may retire at any time subsequent to December 31, 1989 upon giving notice in the same fashion as is required pursuant to the terms of the Consulting Agreement between us dated September 18, 1987.

        Except as hereinabove modified, the Employment Agreement shall remain in full force and effect for the period as above specified.

        Kindly sign a copy of this letter indicating your agreement.

                                       Sincerely yours,

                                       GOLDENBERG PLYWOOD & LUMBER
                                         CO., INC.


                                 By: /s/
AGREED TO:                          --------------------------------

/S/
- -------------------------------
    JOSEPH GOLDENBERG

                                  EXHIBIT B

                            EMPLOYMENT AGREEMENT
                            --------------------

          AGREEMENT, made on April __, 1983, by and between GOLDENBERG PLYWOOD AND LUMBER CO., INC., a California corporation (hereinafter referred to as the "Company"), and JOSEPH M. GOLDENBERG (hereinafter referred to as the "Executive").

                            W I T N E S S E T H :
                            - - - - - - - - - -

          WHEREAS, the Company wishes to obtain the services of Executive and Executive desires to render such services;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

        1.  Engagement of Executive.
            -----------------------

          The Company hereby engages the Executive to serve as the President and Chief Operating Officer of the Company, Goldenhill Wood Products, Inc. and Continental Wood Products Corporation and any successor to their business and Executive hereby accepts such engagement, upon the terms and conditions herein contained.

        2.  Term.
            ----

          Unless sooner terminated as provided in this Agreement, the term of employment of the Executive hereunder shall be for an initial period of five
(5) years, commencing
on the date hereof and terminating on April 30, 1988. Subsequent to April 30, 1988, the term of employment shall continue on a year to year basis, provided that either party may terminate this Agreement by not less than three months prior written notice to the other given at any time after January 31, 1988.

        3.  Employment Services.
            -------------------

            The Executive shall devote his full time and efforts and his energy and skill to such executive duties commensurate with his position as the Board of Directors of the Company may reasonably assign him and will use his best efforts to promote the best interests of the Company. In addition, the Executive will hold without additional compensation such other offices and directorships in the Company, its subsidiaries or any parent or affiliate of the Company to which, from time to time he may be appointed or elected. Executive's services are to be rendered primarily in Los Angeles County. Company shall maintain in force, during all times that Executive may be an officer or director of Ply-Gem Industries, Inc., (the parent of the Company), insurance in an amount at least equal to the amount that Ply-Gem currently maintains for officers and directors liability insurance.

        4.  Compensation.
            ------------
            (a) In consideration of the services to be rendered by the Executive hereunder, including, without lim-itation, any services rendered by him as an officer or director of the Company or its subsidiaries, the Company shall pay or cause its subsidiaries to pay to the Executive, and the Executive agrees to accept, as full compensation for such services, fixed compensation at the rate of One Hundred Twenty-Five Thousand Dollars ($125,000.00) per annum payable in equal weekly installments; provided, however, that the compensation of the Executive shall be increased on May 1, 1984 and as of each May 1 thereafter during the term of this Agreement by a percentage equal to the average percentage increase of the base salary of the members of the executive management committee of Ply-Gem Industries, Inc. for the calendar year during which such May 1 falls as determined on such May 1.

          (b) The Executive shall be reimbursed for certain reasonable and necessary expenses incurred by the Executive by performing his employment hereunder, provided such expenses are adequately documented in accordance with the Company's policy. Notwithstanding the foregoing, the Executive agrees that he shall at his own expense, which shall not be reimbursed, promote the business of the Company.

        5.  Benefits.
            --------

            (a) During the term of his employment hereunder, the Executive shall be entitled to vacations, sick leave and fringe benefits in accordance with the Company's policies and plans from time to time in effect for executive officers of the Company. Without limiting the foregoing, the Executive shall be entitled to such medical and dental benefits as the Company provides to its other employees, pension benefits similar to those received by other employees of the Company, benefits under the employees stock ownership plan of Ply-Gem Industries, Inc. similar to benefits received by other employees of Ply-Gem similarly situated, such benefits under the life insurance plan of the Company as previously received and disability payment benefits if Executive qualifies for the Ply-Gem disability plan; provided, however, in addition to the aforesaid the Company shall agree to pay in the aggregate not more than $25,000 per annum for benefits other than the benefits previously referred to in this sentence. The Company at any time in its sole discretion may alter or terminate any benefits that it provides to its employees including the Executive including but not limited to altering or terminating any employee pension plan as such term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended.

         (b) Company shall provide the Executive with an automobile for business use during the term of this Agreement and the Company shall pay or reimburse the Executive for the expenses of operating and maintaining such automobile for such business use. The Executive shall return such automobile to the Company upon the termination of this Agreement; provided, however, the executive may elect to purchase at any time the automobile that is being provided to him on the date of this Agreement for a price equal to the book value of such automobile. The cost of providing the Executive with an automobile shall not be included for purposes of satisfying the Company's obligation to provide benefits pursuant to Section 5(a).

     6.  Termination.
         -----------

         (a) The Executive's employment hereunder may be terminated by the Company for cause upon written notice to the Executive. Cause for purposes of this Agreement shall mean (1) willful disregard of duties, (2) habitual absence from employment, (3) habitual drunkenness or (4) dishonesty.

         (b) In the event the Executive, due to physical or mental injury, illness, disability or incapacity, shall fail to render the services provided for in this Agreement for a consecutive period of six (6) months, the Company may, at its option, terminate the Executive's employment hereunder by thirty
(30) days' prior written notice to the Executive.

         (c) If the Executive shall die during the term of this Agreement, this Agreement shall terminate upon such death.

     7.  Non-Disclosure of Confidential
         Information and Non-Competition.
         -------------------------------

         (a) The Executive acknowledges that it is the policy of the Company (for purposes of Section 7, the term

Company shall also refer to any subsidiary or affiliate of the Company including, but not limited to, Ply-Gem Industries, Inc.) to maintain as secret and confidential all valuable and unique information heretofore or hereafter acquired, developed or used by the Company relating to the business, operations, employees and customers of the Company which gives the Company a competitive advantage in its industry (all such information is hereinafter referred to as "Confidential Information"). The Executive recognizes that the services to be performed by the Executive are special and unique, and that by reason of his duties, he will acquire Confidential Information. The Executive recognizes that all such Confidential Information is the property of the Company. In consideration of the Company's entering into this Agreement, the Executive agrees that:

             (i) he shall never directly or indirectly, use, publish, disseminate or otherwise disclose any Confidential Information obtained during his employment by the Company without the prior written consent of the Company's Board of Directors, acting independently, it being understood that this subparagraph shall survive the term of this Agreement; and

             (ii) during the term of his employment by the Company, he shall exercise all due and diligent precautions to protect the integrity of the Company's customer lists, mailing lists and sources thereof, statistical data and compilations, agreements, contracts, manuals or other documents embodying any Confidential Information and, upon termination of his employment, he shall return all such documents (and copies thereof) in his possession or control.

The Executive agrees that the provisions of this paragraph (a) are reasonably necessary to protect the proprietary rights of the Company in the Confidential Information and its trade secrets, goodwill and reputation.

         (b)(1) During the Non-Competition Period (as hereinafter defined), the Executive shall not in any way, be engaged, directly or indirectly, anywhere in the United States (or for such lesser period of time or for such lesser geographical areas as may be determined by a court of law or equity to be a reasonable limitation on the competitive activities of the Executive) during such period as an employee, partner, officer, director, representative, consultant, agent or stockholder (other than as the holder of not more than five percent (5%) of the stock of a corporation the shares of which are publicly traded) of any corporation, partnership, proprietor-- ship or other form of business entity engaged in the business of distributing and fabricating plywood and board panels or other vinyl or board products for the construction or furniture industry or any other business of Company with respect to which Executive had supervisory authority at any time during the term of his employment with the Company anywhere in the continental United States. Without limiting the foregoing, during the Non-Competition Period the Executive shall not seek to persuade, directly or indirectly, any director, officer or employee of the Company to discontinue that individual's status or employment with the Company, nor to become employed in any activity similar to or competitive with the activities of the Company, nor will he, directly or indirectly, hire or retain any such person, nor will he solicit or cause or authorize, directly or indirectly, to be solicited, for or on behalf of himself or any third party, from others who are customers of the Company, any business which is competitive with the Company.

              (2) For purposes of this Agreement, the Non-Competition Period shall mean the period ending on the date two years following the termination of Executive's employment hereunder.

         (c) The Executive acknowledges that any breach or threatened breach or alleged breach or alleged threatened breach by him of the provisions of this Section 7 can cause irreparable harm to the Company for which the Company would have no adequate remedy at law. In the event of a breach or threatened breach or an alleged breach or alleged threatened breach by the Executive of any of such provisions, the Company, in addition to any and all other rights and remedies it may have under this Agreement or otherwise, may immediately seek any judicial action that the Company may deem necessary including, without limitation, the obtaining of temporary and preliminary injunctive relief.

     8.  Notices.
         -------

     Any notice, request, instruction or other document to be given under this Agreement to any party hereunder by any other party hereunder shall be in writing and delivered personally, or sent by registered or certified mail, postage prepaid to the following addresses:

     If to the Company:

          Goldenberg Plywood and Lumber Co., Inc.
          c/o Ply-Gem Industries, Inc.
          919 Third Avenue
          New York, New York  10022

          Attention:  President
          ---------

     With a copy to:

          Spengler Carlson Gubar Brodsky & Rosenthal
          280 Park Avenue
          New York, New York  10017

          Attention:  Edward Brodsky, Esq.
          ---------

     If to the Executive:

          Mr. Joseph M. Goldenberg
          824 East 29th Street
          Los Angeles, California  90011

     With a copy to:

          Sanders, Barnet, Goldsmith & Jacobson
          1901 Avenue of the Stars
          Los Angeles, California  90067

          Attention:  Edward Sanders
          ---------

or to such other address as a party hereto may hereafter designate in writing to the other party. Delivery as aforesaid of process shall be sufficient and adequate service of process to establish personal jurisdiction over the person served.

     9.  Benefit.
         -------

     This Agreement shall be binding upon and shall inure to the benefit of the Company and the Executive and their respective heirs, legal representatives, successors and assigns.

     10. Amendment and Entire Agreement.
         ------------------------------

     This Agreement cannot be modified or changed except by an instrument in writing, signed by the parties hereto. This Agreement contains the entire understanding between the Company and Executive with respect to the matters referred to herein.

     11.  Severability.
           ------------

     In the event of the invalidity or unenforceability of any one or more provisions of this Agreement, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall be deemed to remain in full force and effect.

     12.  Execution in Counterparts.
          -------------------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                       GOLDENBERG PLYWOOD AND LUMBER
                                         CO., INC.

                                       By /s/
                                         ----------------------------
                                          /s/
                                         ----------------------------
                                             Joseph M. Goldenberg

                       DEFERRED COMPENSATION AGREEMENT
                       -------------------------------

     This Agreement, made and entered into this 2nd day of January, 1984 by and between Goldenberg Plywood and Lumber Co., Inc. (hereinafter referred to as "Employer") and Joseph M. Goldenberg (hereinafter referred to as "Employee") The parties contract with reference to the following facts:

     A. On April 4, 1983, the parties entered into an employment agreement under the terms of which Employer employed Employee for a period ending April 30, 1988 and any mutual extension of such employment.

     B. The parties now desire to amend said agreement to provide for payment to Employee of additional deferred compensation as more particularly set forth below.

     NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

     1.  Deferred Compensation Account:  Effective with the year ending
         -----------------------------
December 31, 1984, Employer shall credit to a general ledger account (hereinafter referred to as the "account") an amount equal to 15% of the total gross compensation including salary and bonuses paid to Employee by Employer for the then current year. Such credit shall continue each year during the continuance of the Employee's employment by Employer. The amounts so credited shall be in addition to the compensation provided to be paid to Employee pursuant to the agreement dated

April 4, 1983.

     2. Increase in Account: Any such account so credited shall be increased
        -------------------
at the end of each month by an amount equal to the interest which would be payable if said account bore simple interest at the rate equal to the federal discount rate applicable at the beginning of such month.

     3.  Benefits Payable:  The benefits to be paid as deferred compensation
         ----------------
are as follows:

     a. Termination of Employment Other Than Death: If Employee's employment
        ------------------------------------------
  is terminated for any reason other than death, the amount of the account shall be paid in one lump sum to Employee on the first day of the next succeeding calendar year or, if Employee dies before said date, to his designated beneficiary on said date.

     b.  Death of Employee: If Employee's employment is terminated because of
         -----------------
  death while he is in the employ of the Employer, the Employer shall pay the amount of said account to the Employee's designated beneficiary in one lump sum on the first day of the year following the year of Employee's death.

     c. Designated Beneficiary:  The Beneficiary referred to in this paragraph
        ----------------------
  may be designated or changed by the Employee (without the consent of any prior beneficiary) on a form provided by the Employer and delivered to the Employer before the Employee's death. If no such beneficiary shall have been designated or if no designated beneficiary shall survive the Employee, payment of the amount of said account shall be made to the Employee's estate.

     4.  No Trust:  Nothing contained in this Agreement and no action taken
         --------
pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind or a fiduciary relationship between the Employer and the Employee, designated beneficiary or any person.

     5.  No Assignment:  The rights of the Employee or any other person to the
         -------------
payment of deferred compensation or other benefits under this Agreement shall not be assigned, transferred or encumbered except by will or by the laws of descent and distribution.

     6.  Incapacity of Beneficiary:  If the Employer shall find that any
         -------------------------
person to whom any payment is payable is unable to care for his affairs because of illness, accident or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, child, a parent or a brother or sister or to any person deemed by the Employer to have incurred expense for such person otherwise entitled to payment in accordance with the provisions of paragraph 2 hereof. Any such payment shall be a complete discharge of the liabilities of the Employer under this Agreement.

        7.  Binding Effect:  This Agreement shall be binding upon and inure to
            --------------
the benefit of the Employer, its successors, assigns and the Employee and his heirs, executors, administrators and legal representatives.

        8.  Compliance with the Internal Revenue Code:  It is intended and
            -----------------------------------------
understood by the parties hereto that this Agreement complies with the provisions of the Internal Revenue Code and regulations in effect at the time of its execution. If, at a later date, the laws of the United States or of the State of California are construed in such a way to make this Agreement void and of no effect, then this Agreement shall be given effect in such manner as will best carry out the purposes and intentions of the parties.

        In witness whereof, the parties hereto have executed this Agreement the day and year first above written.

                                  GOLDENBERG PLYWOOD AND LUMBER COMPANY, INC


                                  BY /s/ Jeffrey Silverman, Vice President
                                     ----------------------------------------
                                     Jeffrey Silverman, Vice President
                                                (Employer)

                                     /s/ Joseph M. Goldenberg
                                     ----------------------------------------
                                     Joseph M. Goldenberg (Employee)

                                                                 March 7, 1986



Mr. Herbert Dooskin
22 Cambridge Drive
North Caldwell, NJ  07006

Dear Mr. Dooskin:

     We have had discussions with you with respect to your employment as an executive of Ply-Gem Industries, Inc. (the "Company"). We have felt that it is in each of our best interests for us to enter into an arrangement pursuant to which the Company shall have the benefit of your services for an extended period of time and you agree to commit yourself to the Company and to be obligated to serve as a principal executive officer of the Company during the foreseable future.

     This letter shall constitute the agreement between us with respect to your employment as a principal executive officer of the Company upon the following terms and conditions:

     1. You have agreed to serve as a principal executive officer of the Company and we have agreed to employ you as such. This agreement shall commence on March 15, 1986 and, unless extended as set forth herein, shall terminate on March 31, 1988 (the "Employment Period"). As of April 1, 1987 and on April 1 of each subsequent year thereafter, this agreement (and the Employment Period) shall be automatically extended for an additional year unless the Board of Directors of the Company shall decide otherwise and shall deliver to you written notice of their intent not to extend the contract as aforesaid beyond the then termination date. Such notice shall be delivered to you not later than the January 1 prior to the April 1 extension date. This agreement and the Employment Period shall be extended as aforesaid on the same terms and conditions as set forth herein including without limitation this extension provision. As illustration and as an example, unless notice of non-extension is delivered to you by the Board of Directors prior to January 1, 1987, the agreement shall be extended until March 31, 1989. The Employment Period is therefore extended one additional year at that time. As of each subsequent April 1, the Employment Period shall be extended for an additional year unless notice is given to you as aforesaid prior to January 1 or the appropriate year.

        During the Employment Period you may be terminated only for cause, which is defined for the purpose of this agreement as a material breach of your obligations as an officer and an employee.

        You have further agreed that you will not voluntarily resign without as least three months advance written notice to us.

        2. During the Employment Period, you agree to serve as a principal executive officer of the Company and to perform such services consistent with such position as may be indicated from time to time by the Board of Directors. By your designation as a principal executive officer it is understood that you are to

                                     2.

serve initially as Executive Vice President and as a Director of the Company. Subsequently you shall perform such other services and serve in such capacities as the Board of Directors shall from time to time indicate all as consistent with your position as a principal executive officer.

     You will not be required to relocate your residence or principal place of employment outside of the New York Metropolitan Area without your written consent.

     3. Anything in this agreement to the contrary notwithstanding, in the event of your physical or mental disability during the Employment Period under such circumstances that you are unable to discharge your responsibilities in accordance with this agreement, or in the event of your death during the term of the Employment Period, you or your estate (as the case may be), shall continue to receive all payments of salary (in accordance with Paragraph 4 hereof) and bonus (in accordance with Paragraph 5 hereof) for twelve months subsequent to the date of your disability or death, as the case may be. You have agreed to submit to such periodic physical examinations as we deem necessary and which are usual and customary for executives in positions such as yourself. You further agree to take such physical examinations as may be required in order for us to obtain life insurance on your life.

     4. The salary to be paid to you during the Employment Period as foresaid shall be determined annually by the Board of Directors and shall be set and paid to you on a

                                     3.

calendar-year basis. Your salary shall be not less than $250,000 per annum which shall be payable in weekly installments. In addition, you shall receive all employee benefits and executive perquisites receivable by executive employees in capacities similar to yours. The company further agrees to waive any waiting period with respect to such benefits unless such waiver would constitute a violation of law or of an outstanding agreement to which the Company is a party.

     5. The Board of Directors of the Company shall award to you an annual bonus reflective upon your performance and the performance of the Company for each year. For purposes of this paragraph the minimum bonus to be paid to you annually during the Employment Period shall be $50,000 per annum, which amount shall be due and payable to you irrespective of your performance or the performance of the Company. During December of each year commencing with December 1986, the Board of Directors shall determine whether the minimum bonus should be increased. The bonus shall be payable to you within thirty
(30) days of each year end. (For example, the increase in the bonus, if any, to be determined in December 1986 shall be based upon performance during the year 1986 and the entire bonus shall be paid in January 1987). The bonus to be payable to you shall be in the absolute discretion of the Board of Directors subject however to the minimum commitment set forth herein.

                                     4.

     6. During the Employment Period and for eighteen (18) months subsequent thereto, you have agreed that you will not in your individual capacity or as an officer or employee of any corporation involve yourself in business enterprises in competition with the Company or any of its subsidiaries as presently constituted. In recognition of the importance of the provisions of this paragraph to the Company, the Company shall have the right to immediate injunctive relief in the event of your violation of the provisions herein.

     7. It is understood and agreed that your services during the Employment Period are to be deemed full-time employment and you shall devote such time as is reasonably necessary in order to discharge your duties as aforesaid. You shall be entitled to reimbursement of all out-of-pocket expenses incurred by you in the course of the performance of your services at all times.

     8. In consideration of your employment in accordance with this agreement, the Board of Directors has agreed to grant to you no later than May 1, 1986 a non-qualified stock option to purchase 75,000 shares of the Company's common stock. These options are to be exercisable for a period of ten (10) years and are to be substantially in the form of the stock option agreement attached hereto.

     9. This agreement is binding upon and shall inure to our mutual benefit and to the benefit of our respective successors, heirs and assigns.

                                     5.

     Kindly sign a copy of this letter indicating your agreement with the aforesaid.


                                          Very truly yours,

                                          PLY-GEM INDUSTRIES, INC.



                                          By: /s/ Jeffrey S. Silverman
                                              ------------------------
                                                Jeffrey S. Silverman
                                                      President

AGREED TO:

/s/ Herbert Dooskin   3/7/86
- ----------------------------
      Herbert Dooskin


                                      6.

                                                May 4, 1987



Mr. Herbert Dooskin
22 Cambridge Drive
North Caldwell, NJ 07006

Dear Mr. Dooskin:

     Reference is made to the letter agreement between us dated March 7, 1986 with respect to your employment as a principal executive officer of Ply-Gem Industries, Inc. (the "Company). It is in each of our best interests for us to enter into arrangements pursuant to which the Company shall have the benefit of your services for an extended period of time. You have agreed to commit yourself to the Company and to be obligated to serve as a principal executive officer of the Company during the foreseeable future.

     This letter shall constitute a modification it its entirety of the agreement dated March 7, 1986 between us with respect to your employment as a principal executive officer of the Company upon the following terms and conditions.

     1. You presently serve as a principal executive officer of the Company. We have agreed to continue such employment during the employment period (the "Employment Period") which shall commence January 1, 1987 and shall terminate on

December 31, 1989. Notwithstanding the aforementioned termination date, the termination date of the Agreement (and the Employment Period) shall be automatically extended in a constant fashion so that the Employment Period shall always have three years remaining unless the Chairman of the Board of Directors of the Company shall decide otherwise and shall deliver to you written notice of the intent to terminate at the end of the then Employment Period. At the time such notice shall be delivered to you, the termination date shall then be fixed at a date no earlier than three years from the date of the notice, and shall not be subject to further extension. Unless this agreement is terminated in the manner as aforesaid, this employment agreement and the Employment Period shall be extended as aforesaid without any further action on the same terms and conditions as set forth herein including without limitation the extension provision to provide for a constant three year remaining Employment Period.

     During the Employment Period you may be terminated only for cause, which is defined for the purpose of this agreement as a material breach of your obligations as an officer and an employee.

     You have further agreed that you will not voluntarily resign without at least three months advance written notice to us.

     2. During the Employment Period, you agree to serve as a principal executive officer of the Company and to perform such services consistent with such position as may be indicated from time to time by the Chairman of the Board of Directors. By your designation as a principal executive officer it is understood that you are to continue to serve as Executive Vice President and as a Director of the Company. Subsequently you shall perform such other services and serve in such capacities as the Chairman of the Board of Directors shall from time to time indicate all of which shall be consistent with your position as a principal executive officer.

     You will not be required to relocate your residence or principal place of employment outside of the New York Metropolitan Area without your written consent.

     3. Anything in this agreement to the contrary notwithstanding, in the event of your physical or mental disability during the Employment Period under such circumstances that you are unable to discharge your responsibilities in accordance with this agreement, or in the event of your death during the term of the Employment Period, you or your estate (as the case may be), shall continue to receive all payments of salary (in accordance with Paragraph 5 hereof) for twelve months subsequent to the date of your disability or death, as the case may be. You have agreed to submit to such periodic physical examinations as we deem necessary and which are usual and customary for executives in positions such as yourself. You further agree to take such physical examinations as may be required in order for us to obtain life insurance on your life. The Company has purchased a disability income policy for your benefit which shall pay to you the sum of $10,000 per month. Any amount paid to you as a benefit under this policy or any other individual disability policy purchased by the Company shall be a deduction from the amounts paid to you in accordance with this paragraph.

     4. The Company shall purchase a Life Insurance Policy on your life in the principal amount of $1,000,000 which shall be payable to your estate of your designee upon your death. All premiums with respect to this policy shall be paid by the Company. The payments to your estate or designee in accordance with this paragraph shall be in addition to the payments provided for in Paragraph 3 above in the event of your death.

     5. The salary to be paid to you during the Employment Period as aforesaid shall be determined annually by the Board of Directors and shall be set and paid to you on a calendar-year basis. The action by the Board of Directors shall be upon the recommendation of the Chairman of the Board. The Board of Directors shall take no action on this matter contrary to the Chairman's recommendation. Your salary shall be not less than $360,000 per annum which shall be payable in weekly installments. In addition, you shall receive all employee benefits and executive perquisites receivable by executive employees in capacities not senior to yours. The company further agrees to waive any waiting period with respect to such benefits unless such waiver would constitute a violation of law or of an outstanding agreement to which the Company is a party.

     6. During the Employment Period and for two (2) years subsequent thereto, you have agreed that you will not in your individual capacity or as an officer or employee of any corporation involve yourself in business enterprises in competition with the Company or any of its subsidiaries as presently constituted. In recognition of the importance of the provisions of this paragraph to the Company, the Company shall have the right to immediate injunctive relief in the event of your violation of the provisions herein.

     7. It is understood and agreed that your services during the Employment Period are to be deemed full-time employment and you shall devote such time as is reasonably necessary in order to discharge your duties as aforesaid. You shall be entitled to reimbursement of all out-of-pocket expenses incurred by you in the course of the performance of your services at all times.

     8. This agreement is binding upon and shall inure to our mutual benefit and to the benefit of our respective successors, heirs and assigns.

     Kindly sign a copy of this letter indicating your agreement with the aforesaid.

                                       Very truly yours,

                                       PLY-GEM INDUSTRIES, INC.


                                       By: /s/ Jeffrey S. Silverman
                                          ---------------------------
                                             Jeffrey S. Silverman
AGREED TO:                                  Chairman and President

/s/ Herbert Dooskin
- ---------------------------
     Herbert Dooskin

                                       December 23, 1992



Mr. Jeffrey S. Silverman
Ply Gem Industries, Inc.
777 Third Avenue
New York, New York  10017

Dear Mr. Silverman:

        Reference is made to your employment agreement dated July 17, 1986 and to certain subsequent amendments and modifications (the "Agreement"). In accordance with discussions that we have recently had, and in accordance with action taken this day by the Board of Directors of Ply Gem, we have mutually deemed that it is in our respective best interests to modify in certain respects provisions of the Agreement as follows:

        1. Paragraph "1" of the Agreement shall be modified in its entirety as follows:

        "1. You have agreed to serve as the Chief Executive Officer of the Company and we have agreed to employ you as such. This agreement shall be effective as of the date hereof and shall terminate on April 30, 2003 (the "Basic Employment Period"). As of April 30, 1993 and on April 15 of each subsequent one year thereafter, this agreement shall be automatically extended for an additional year subsequent to its then expiration date unless the Board of Directors of the Company shall decide otherwise and shall deliver to you written notice of their intent not to extend the contract as aforesaid beyond the then termination date. such notice shall be delivered to you not later than the August 1 prior to the applicable April 15 extension date. This agreement shall be extended as aforesaid on the same terms and conditions as set forth herein including without limitation this renewal

Mr. Jeffrey S. Silverman
Page 2                                                   December 23, 1992

  provision. As illustration and as an example, unless written notice is delivered to you by the Board of Directors on or prior to August 1, 1993, the agreement shall be extended until April 30, 2004. The Basic Employment
  Period is therefore extended one additional year at that time. As of each subsequent April 15, the Basic Employment Period shall be extended for an additional year unless written notice is given to you as aforesaid prior to August 1 of the appropriate year."

        2. The annual salary (as referred to and defined in Paragraph "5" of the Agreement) for the year commencing January 1, 1993 shall be $1,873,625. During all subsequent years (commencing January 1, 1994) your annual salary shall be $1,873,625, plus increases in accordance with the formula set forth in paragraph "5"of the Agreement.

        3. As further consideration of our mutual agreement to modify the Agreement in the manner set forth herein, we have agreed to provide to you a one-time loan in the principal amount of $3.5 million to be repaid by you in ten periodic installments, any one of which together with the interest thereon, or all of which, will be forgiven by Ply Gem in the event Ply Gem meets certain profit milestones in the future. This loan shall be evidenced by a promissory note and shall be repaid in ten equal annual installments commencing April 30, 1994, together with interest at the rate of 7.30 % per annum. Interest on the unpaid principal balance shall be paid annually commencing April 30, 1994. The proceeds of the loan shall be used by you to repay prior advances by the Company to you.

        Anything herein contained to the contrary notwithstanding, the Board of Directors of the Company may, by action prior to any principal payment date, forgive the payment of interest and the repayment of any principal payment. The determination of the Board of Directors of the Company with respect to such forgiveness shall be based upon such factors as the growth of the Company, increase in profitability and such other factors which may be determined from time to time by the Board of Directors.

        Notwithstanding the aforesaid, and payment of interest or principal due on April 30 of any year shall be forgiven if the net income of the Company during the prior year shall have increased by at least 20% in excess of the net income of the Company during the next preceding year thereto. The repayment of the loan and all accrued interest thereon shall be forgiven prior to its maturity (i) upon your permanent disability, or (ii) upon an involuntary termination of your employment (except for "Cause") or upon a termination of employment initiated by

Mr. Jeffrey S. Silverman
Page 3                                                         December 23, 1992

you which occurs (a) with a "Change in Employment Status" or (b) with "Good Reason" subsequent to a "Change in Control Event" or "Potential Change in Control Event."

     Anything herein to the contrary notwithstanding, the provisions of the modification to the Agreement dated February 19, 1991 and November 3, 1992 insofar as they relate to the loans and promissory notes referred to therein shall remain in full force and effect.

     4. Paragraph "8" of the Agreement shall be amended in its entirety so as to read as follows:

     "8. (a) The Company has purchased life insurance policies in the aggregate principal amount of $12.5 million on your life (New England Mutual Life Insurance Company Policy No. 110042929 and 110042930 each in the amount of $5 Million and Policy No. 110017965 in the amount of $2,500,000). We have agreed to assign these policies to you or to an insurance trust which you designate in accordance with your instructions. Notwithstanding the aforementioned, during the Basic Employment Period, the Consulting Term
  (as set forth in Paragraph 3) or during such period as you are mentally or physically disabled and payments are made to you in the manner set forth in Paragraph 3 above, the Company shall remain obligated to pay the premiums on the aforementioned policies.

          (b) In the event of your death during the Basic Employment Agreement, the Consulting Period or during such period as you are mentally or physically disabled and payments are being made to you in the manner set forth in Paragraph 3 above, the Company agrees to continue to provide your wife with hospitalization, medical and major medical expense reimbursement insurance during the balance of her life and to pay all premiums for insurance with respect thereto.

          (c) In addition to the life insurance policies referred to in sub-paragraph (a) of Paragraph 8 above, the Company has agreed to pay the premiums on life insurance policies maintained upon your life, which policies are described and are more particularly referred to on Schedule A attached hereto, during the Basic Employment Period, during the Consulting Period and for two years subsequent thereto."

Mr. Jeffrey S. Silverman
Page 4                                                         December 23, 1992

     As herein amended the Agreement is deemed ratified by each of us and is deemed to be in full force and effect. Kindly sign a copy of this letter indicating your agreement as aforesaid.

                                          Very truly yours,

                                          PLY GEM INDUSTRIES, INC.



                                          By: /s/
                                              -----------------------------

Agreed to and Accepted:

/s/
- ----------------------
Jeffrey S. Silverman

                                       November 3, 1992

Mr. Jeffrey s. Silverman
Ply Gem Industries, Inc.
777 Third Avenue
New York, NY  10017

Dear Mr. Silverman:

     Reference is made to the agreement between us dated February 19, 1991 modifying and amending your employment agreement and in particular to the provisions of paragraph 2 thereof which provides for the amendment of paragraph 6 of the Agreement (as therein defined) in its entirety.

     Paragraph 6B refers to the forgiveness of the annual principal payments on the Promissory Note held by the Company. The Agreement did not reflect the intention of the Company to provide for forgiveness of interest on the same basis as the forgiveness of annual principal payments.

     The Board of Directors at its meeting this date confirmed its understanding that both principal and interest payments were to be forgiven in the manner set forth in Paragraph 6B of the Agreement with respect to the Promissory Note dated February 19, 1991 referred to above and to the Promissory Note dated September 15, 1991.

     We acknowledge receipt from you this date of amended Promissory Notes dated this date replacing the Promissory Note dated September 15, 1991 in the original principal amount of $1 million, now reduced to $900,000, and the Promissory Note dated February 19, 1991 in the original principal amount of $4.9 million, now reduced to $4,410,000.

     If this agreement constitutes an understanding of our agreement would you please sign a copy and return it to us.

                                       Very truly yours,

                                       PLY GEM INDUSTRIES, INC.

                                  By: (Signature Appears Here)
                                     ----------------------------
                                      Executive Vice President

AGREED TO:

By: /s/ Jeffrey S. Silverman
   -------------------------
    JEFFREY S. SILVERMAN

                                       February 19, 1991


Mr. Jeffrey S. silverman
983 Park Avenue
Apt. 12B
New York, New York  10028

Dear Mr. Silverman:

     Reference is made to your Employment Agreement dated July 17, 1986 and to certain subsequent modifications the last of which was dated June 2, 1990 (the "Agreement"). In accordance with certain discussions that we have recently had we have mutually deemed that it is in our respective best interests to modify in certain respects provisions of the Agreement in particular those set forth in paragraph 6 which relate to the payment of salary and bonus to you.

     We desire to modify the salary and bonus provisions of the Agreement on an ongoing basis to provide to you salary and bonus payments of a nature which continue to provide significant performance incentives. In addition, in consideration of your agreement to modify the provisions for salary and bonus payments as presently set forth in the Agreement, we have agreed to provide to you periodic incentive compensation payments. We have also agreed to provide to you a one time loan to be repaid in periodic installments any one of which or all of which will be forgiven by Ply Gem in the event that Ply Gem meets certain profit milestones in the future.

     1. The provisions of Paragraph 5 of the Agreement shall be modified to provide that your annual salary for each year beginning in 1992 shall be not less than the salary in effect during the prior year of employment increased by the greater of:

     (i)  ten (10%) percent; or

Mr. Jeffery S. Silverman
Page 2                                          February 19, 1991

     (ii) the increase in the cost of living reflected by the Cost of Living Index of the Bureau of Labor Statistics for the New York, New Jersey Metropolitan region from January 1 of the preceding year to January 1 of the year during which the salary is to be effective.

     It is agreed that your salary in effect during 1991 shall be $1,248,746.

     2. Paragraph 6 of the Agreement shall be amended in its entirety as follows:

     "6. A. The Company shall award to you an annual bonus reflective of the performance of the Company during each year. For purposes of this paragraph, the Base Bonus is deemed to be the average of the bonus paid to you in the years 1987, 1988 and 1989 ($365,000) which is the amount of the minimum bonus to be paid to you in 1991. On or prior to February 1 or each year commencing with February 1, 1992, the Board of Directors shall determine the bonus to be paid to you at that time which shall be based in part upon the Company's operating results from the prior year. The bonus payment to be awarded to you for each year commencing in 1992 shall be adjusted proportionately to reflect increases or decreases in net income of the Company for the prior year as compared with the next preceding year subject to a maximum payment (with respect to this formula) of $1 Million per year which maximum shall be increased by the greater of the increase in the cost of living during the prior year or 10%. As an example, assuming net income in 1991 and 1992 is $10 Million and $15 Million, respectively, and the bonus paid in 1992 was $365,000, then the bonus to be paid in 1993 will be $547,500 (a 50% increase measured by the 50% increase in net income). As long as the Company has net income, the bonus to be paid shall be at least equal to the Base Bonus. Notwithstanding the aforesaid, the bonus to be paid in 1992 shall reflect the percentage increase as compared with the Base Bonus subject to the maximum payment as above. In the event that the Board of Directors cannot determine with sufficient accuracy the bonus to be awarded to you in any year, then an estimate of such bonus shall be awarded to you to be adjusted as soon as is practicable and possible at such time as the results of operations for the year are available. The bonus as determined by the Company shall be the basis for the next subsequent year's

Jeffrey S. Silverman
Page 3                                                         February 19, 1991

  bonus computation. In the event the Company sustains a loss in any one year, then the basis shall be the Bonus received during the next preceding year in which the Company had a net income. No bonus shall be paid to you in the event that the Company has a net loss. The bonus, as determined as aforesaid, shall be paid to you at such times as you may reasonably request. Notwith-standing the aforesaid, you may request and receive from time to time advances of the anticipated bonus.

         "For purposes of clarification, the bonus awarded in accordance with this Paragraph is awarded not only in recognition of increases in net income but in recognition of the overall performance of the Company which, as an example, may include the completion of acquisitions or additional financing, evaluation of future prospects of the Company and all other matters which reflect on performance and prospects. The formula set forth above for payment of the bonus is intended to reflect the Company's obligation for payment of a minimum bonus to be paid and may be increased beyond the formula at the sole discretion of the Board of Directors in recognition of factors which the Board of Directors may deem important in awarding compensation to you.

         "B. The Company shall lend to you on this date $4.9 million, which amount shall be evidenced by a promissory note and shall be repaid in ten equal annual installments commencing April 30, 1992, together with interest at the rate of (8.36%) per annum. Interest on the unpaid principal balance shall be paid annually commencing April 30, 1992. The proceeds of the loan shall be used by you to repay prior advances by the Company to you.

         "Anything herein contained to the contrary notwithstanding, the Board of Directors of the Company may, by action prior to any principal payment date, forgive the repayment of any principal payment. The determination of the Board of Directors of the Company with respect to forgiveness shall be based upon such factors as the growth of the Company, increase in profitability and such other factors which may be determined from time to time by the Board of Directors.

Mr. Jeffrey S. Silverman
Page 4                                                         February 19, 1991

         "Notwithstanding the aforesaid, any payment due on April 30 of any year shall be forgiven if the net income of the Company during the prior year shall have increased by at least 20% in excess of the net income of the Company during the next preceding year thereto. The loan shall be forgiven prior to its maturity (i) upon your death or permanent disability, or (ii) upon an involuntary termination of your employment (except for "Cause") or upon a termination of employment initiated by you which occurs (a) with a "Change in Employment Status" or (b) with "Good Reason" subsequent to a "Change in Control Event" or "Potential Change in Control Event".

         "C. The Company shall pay to you as incentive compensation $495,000 per annum on March 15 of each year commencing March 15, 1991 and continuing until March 15, 2001. Commencing with the payment due on March 15, 2001. Commencing with the payment due on March 15, 1992, these incentive compensation payments are subject to (i) your continued employment (as an employee or consultant) by the Company at such time as the payments are due to you except in the event of involuntary termination by the Company (except for "Cause") or in the event of your resignation (a) as a result of a "Change in Employment Status" or (b) for "Good Reason" subsequent to a "Change in Control Event" or "Potential Change in Control Event" and (ii) the Company having net income in the year prior to payment of the deferred compensation payment at least equal to 75% of the net income of the Company for the year ended December 31, 1990. In the event the earnings standard set forth above has not been met, the deferred compensation payment can be made in any subsequent year up to 2001 if the average earnings for all years from 1991 through such subsequent year are at least 75% of the net income for the year ended December 31, 1990. In the event of your death or total disability, all of the then unpaid payments shall forthwith become due and payable to you or your estate, as the case may be.

         As used in this agreement, "Cause", "Change in Control Event", "Potential Change in Control Event", "Change in Employment Status" and "Good Reason" shall have the definitions attached to this agreement."

Mr. Jeffrey S. Silverman
Page 5                                                         February 19, 1991

         3. Except as modified herein, the Agreement is hereby ratified and confirmed in all respects as heretofore.

                                               Very truly yours,


                                               PLY GEM INDUSTRIES, INC.


                                               By:  (Signature Appears Here)
                                                   --------------------------
                                                   Executive Vice President

AGREED TO:

By: /s/ Jeffrey S. Silverman
    ------------------------
      Jeffrey S. Silverman

                                                                      Schedule A


                             CERTAIN DEFINITIONS

     As used in this Employment Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "Change of Control Event" means the happening of any one of the
      -----------------------
following: (a) any "person", as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") but excluding Ply Gem Industries, Inc. and any employee benefit plan sponsored or maintained by Ply Gem Industries, Inc. (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of Ply Gem Industries, Inc. representing 20 percent or more of the combined voting power of Ply Gem's then outstanding securities;
(b) during any period of 24 consecutive months during the existence of this Employment Agreement, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this subsection; or (c) the occurrence of a transaction requiring shareholder approval for the acquisition of Ply Gem by an entity other than Ply Gem or a subsidiary or affiliated company through purchase of assets, or by merger, or otherwise.

     "Good Reason" means (a) without Silverman's express written consent to
      -----------
(A) the assignment to Silverman of any duties, or any limitation of Silverman's responsibilities, inconsistent with Silverman's positions, duties, responsibilities and status with Ply Gem immediately prior to the date of the Potential Change of Control or the Change of Control Event, or (B) any removal of Silverman from, or any failure to re-elect Silverman to, any of Silverman's positions with Ply Gem immediately prior to the Potential Change of Control or the Change of Control Event; (b) any failure by Ply Gem to provide, or any reduction by Ply Gem of, Silverman's Compensation in effect immediately prior to the Potential Change in Control or the Change of Control Event; (c) without Silverman's express written consent, the relocation of the principal place of Silverman's employment to a location that is more than ten (10) miles further from Silverman's principal residence than such principal place of employment immediately prior to the Potential Change of Control or the Change of Control Event; or (d) any breach of Paragraph 9 of this Employment Agreement.

     "Potential Change of Control Event" means the happening of any of the
      ---------------------------------
following: (a) the approval by shareholders of an agreement by Ply Gem, the consummation of which would result in a Change of Control Event; or (b) the acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than Ply Gem or any Ply Gem employee benefit plan (including any trustee of such plan acting as such trustee) of securities of Ply Gem representing five percent or more of the combined voting power of Ply Gem's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change of Control of Ply Gem has occurred.

     "Cause" means the commission by Silverman of one or more acts for which
      -----
Silverman is convicted of a felony under United States Federal, state or local criminal law after the appeal process has been concluded.

     "Change In Employment Status" means that without Silverman's expressed
      ---------------------------
written consent (a) the decision of the Board of Directors at any time not to continue to designate Silverman as Chairman and Chief Executive Officer of the Company or (b) you shall not be elected to serve in that capacity or (c) despite your election to such office you are not designated as sole Chief Executive officer or (d) the assignment to Silverman of any duties, or any limitation of Silverman's responsibility inconsistent with Silverman's responsibilities and status prior to such change or (e) a breach by the Company of Silverman's employment agreement.

                                     ii.

                                            June 2, 1990


Mr. Jeffrey S. Silverman
983 Park Avenue
Apt. 12B
New York, New York  10028

Dear Mr. Silverman:

     Reference is made to your Employment Agreement dated July 17, 1986 (the "Agreement") and to certain subsequent modifications. In accordance with certain discussion that we have recently had, we have mutually deemed that it is in our respective best interests to modify in certain respects provisions of the Agreement with respect to death benefits and with respect to the payment of life insurance proceeds.

     1. For purposes of clarity, the following is a summary of the life insurance policies on your life, our respective interests therein and certain modifications with respect thereto:

         (a) Paragraph 8(a) of the Agreement relates to a life insurance policy on your life (New England Mutual Life Insurance Company, Policy No. U111278, dated November 16, 1987). The Agreement provides that in the event of your death during the Basic Employment Period or at such other specified times, $2.5 million of the amount received from the proceeds shall be payable as a death benefit to your estate or your designee. We have agreed to modify this provision to provide that from the date hereof, $2.5 million shall continue to be paid to your estate or designee as a death benefit and so much of the balance received from the proceeds of the policy as is necessary, even the remaining balance in its entirety, shall be applied to payment of advances made to you then outstanding on the books of the Company. All other provisions and conditions set forth in Paragraph 8(a) shall remain as heretofore.

Mr. Jeffrey S. Silverman
Page 2                                      June 2, 1990


                (b) On October 16, 1987, we entered into an Agreement with respect to a Flexible Premium Advance Life Insurance Policy to be issued by New England Mutual Life Insurance Company in the principal amount of $5 million (Policy No. 0111278). This Agreement relates to the payment of proceeds and the ownership of the policy benefits. The provisions of this Agreement shall remain in effect and shall not be modified at this time.

        2. In order to provide an additional benefit to your estate in the event of your death, we have agreed that a new subparagraph (c) shall be added to paragraph 8 of the Agreement as follows:

                "(c) In the event of your death during the Basic Employment Agreement, the Consulting Period or during such period as you are mentally or physically disabled, and payments are being made to you in the manner set forth in Paragraph 3 above, the Company agrees that upon your death any amounts due to the Company from you as a result of advances or otherwise shall be forgiven and no requests for payments or demands thereof shall be made against the legal representatives of your estate."

        Except as modified herein the Agreement shall remain in full force and effect.

                                       Very truly yours,

                                       PLY GEM INDUSTRIES, INC.


                                       By: (Signature Appears Here)
                                          ----------------------------
                                            Executive Vice President

AGREED TO:


/s/ Jeffrey S. Silverman
- ---------------------------
   Jeffrey S. Silverman

                                       July 17, 1986



Mr. Jeffrey S. Silverman
Ply-Gem Industries, Inc.
919 Third Avenue
New York, New York  10022

Dear Mr. Silverman:

     We have had discussions with you for a considerable period of time with respect to your employment as an executive of Ply-Gem Industries, Inc. (the "Company"). The Board of Directors of the Company are greatly appreciative of the results of operations during the past years which success has been in large part attributable to you. We have acknowledged your leadership of the Company be electing you Chairman and constituting you Chief Executive Officer. We are anxious that this very positive relationship shall continue. It is apparent, therefore, that it is in our best interest for us to enter into a formal arrangement with you pursuant to which the Company shall have the benefit of your services for an extended period of time and you agree to commit yourself to the Company and be obligated to serve as the Chief Executive Officer of the Company during the foreseeable future.

     This letter shall constitute the agreement between us with respect to your employment as the Chief Executive Officer of the Company upon the following terms and conditions:

     1. You have agreed to serve as the Chief Executive Officer of the Company and we have agreed to employ you as such. This agreement shall be effective as of January 1, 1986 and shall terminate on December 31, 1990 (the "Basic Employment Period"). As of January 1, 1987 and on each subsequent year thereafter, this agreement shall be automatically extended for an additional year subsequent to its then expiration date unless the Board of Directors of the Company shall decide otherwise and shall deliver to you written notice of their intent not to extend the contract as aforesaid beyond the then termination date. Such notice shall be delivered to you not later than the August 1 prior to the January 1 extension date. This agreement shall be extended as aforesaid on the same terms and conditions as set forth herein including without limitation this renewal provision. As an illustration and as an example, unless written notice is delivered to you by the Board of Directors on or prior to August 1, 1986, the agreement shall be extended until December 31, 1991. The Basic Employment Period is therefore extended one additional year at that time. As of each subsequent January 1, the Basic Employment Period shall be extended for an additional year unless written notice is given to you as aforesaid prior to August 1 of the appropriate year.

                                     2.

     2. During the Basic Employment Period, you agree to serve as the Chief Executive Officer of the Company and to perform such services as may be indicated from time to time by the Board of Directors. The Board of Directors has elected you Chairman and has designated you Chief Executive Officer. In addition, you will continue to act as President. You shall also serve as a member of the Board of Directors without any additional compensation.

     Notwithstanding the aforesaid, however, in the event that the Board of Directors shall deem it advisable in their sole and unreviewable discretion at any time not to continue to designate you as Chairman and Chief Executive Officer of the Company as aforesaid or in the event you shall not be elected to serve in that capacity or despite your election to such office you are not designated as sole Chief Executive Officer then at your sole and unreviewable option and discretion you shall then act in a consultative capacity for the Company for the balance of the Basic Employment Period (the "Consulting Term"). During such time as you shall act in such consultative capacity, you shall receive the salary, bonus, stock options, the right to severance pay and insurance or death benefits, if any, and all other Company benefits that would have been paid to you had you continued to serve as Chairman and Chief Executive Officer in the manner contemplated. As a consultant, you shall make recommendations to the Company when requested with respect to customer relations, marketing, new product development, corporate management, mergers, financing, acquisitions and long-term

                                     3.

planning. The payments to be made to you for your acting in a consultative capacity shall be made to you irrespective of whether or not the Company utilizes your services as a consultant.

     It is understood and agreed that services to be rendered by you during the Consulting Period are not to be deemed full-time employment and that, if requested, you shall be required to render consultation services on a reasonable basis at such times as shall be mutually determined and agreeable to you and the Company. You shall be entitled to reimbursement for all out-of-pocket expenses incurred by you in the course of rendering services to us in accordance with this agreement.

        In the event that during the Consulting Period you become incapacitated and, as a result, are unable to perform the consulting services required to be performed, nevertheless, you shall continue to be entitled to the compensation as provided for herein. We understand that during the Consulting Period you may be employed elsewhere on a full-time basis. The compensation to be paid to you during the Consulting Period shall not be decreased as a result of your full-time employment elsewhere.

        You have agreed that during the term of the Basic Employment Period you will not voluntarily resign without at least three months advance written notice to us.

        Any amounts to be paid to you in accordance with this agreement for salary, bonus or otherwise, shall be paid at your option in either cash or common stock of the Company. If you elect to receive common stock, then the shares to be received by

                                     4.

you shall be valued based upon the closing price of the shares on the American Stock Exchange (or such other exchange or market where the Company's shares are traded) on the day prior to the date payment is due and payable to you.

     3. (a) Anything in this agreement to the contrary notwithstanding, in the event of your physical or mental disability during the Basic Employment Period or during the Consulting Period under such circumstances that you are unable to discharge your responsibilities in accordance with this agreement, or in the event of your death during the term of the Basic Employment Period or the Consulting Period, you or your estate (as the case may be) shall continue to receive all payments of salary (in accordance with Paragraph 5 hereof) and bonus (in accordance with Paragraph 6 hereof) for the balance of the Basic Employment Period or Consulting Period as the case may be.

         (b) In addition to and notwithstanding the foregoing, in the event of your physical or mental disability during the Basic Employment Period or during the Consulting Period, subsequent to the termination of payments to be made to you or your estate (in accordance with Paragraph 3(a) above), you are to receive during each year for the balance of such period of physical or mental disability, even to the extent of the balance of your life, an amount equal to fifty percent of the salary (in accordance with Paragraph 5 hereof) as in effect during the last year of the Basic Employment Period adjusted annually to reflect increases in the Cost of Living as measured by the Consumer Price

                                     5.

Index published for the New York/New Jersey metropolitan area by the Bureau of Labor Statistics. Notwithstanding the aforesaid, payments in accordance with this subparagraph subsequent to the Basic Employment Period or Consulting Term shall not exceed $500,000 per annum. In addition, all medical insurance for yourself and your wife shall be kept in force. During the course of such payments, the Company agrees to continue to provide for you and your wife hospitalization, medical and major medical expense reimbursement insurance and to pay all premiums with respect thereto.

     You have agreed to submit to such periodic physical examinations as we deem necessary and which are usual and customary for executives in positions such as yourself. You further agree to take such physical examinations as may be required in order for us to obtain, at our option, additional life insurance on your life.

     4. We both recognize the importance of the maintenance of the Company's presence in New York City and for the Company's principal executive offices to be located at such place.

     During the Basic Employment Period, the executive offices of the Company and your place of employment shall be maintained in New York, New York. In the event that the Company shall determine that your place of employment shall be in a location other than New York, New York, then you shall have the right in your sole and unreviewable discretion to decline relocation to

                                     6.

such other site and to immediately assume the duties of consultant in the manner specified in Paragraph 2 above for the balance of the Basic Employment Period.

     5. The salary to be paid to you for your services as the Chief Executive Officer during the Basic Employment Period as well as amounts to be paid during the Consulting Period as aforesaid shall be set and paid to you on a calendar-year basis in installments not less frequently than weekly. The annual salary in effect as of the date hereof is $429,000. Your salary for each subsequent year beginning with 1987 shall be not less than the salary in effect during the prior year of employment increased by the greater of:

         (i) ten (10%) percent; or

        (ii) the increase in the cost of living reflected by the Cost of Living Index of the Bureau of Labor Statistics for the New York, New Jersey Metropolitan region from January 1, 1986 to January 1 of the year during which the salary is to be effective; or

       (iii) the salary in effect as of the preceding year increased by the percentage increase (limited to 50%) in after-tax profits of the Company computed from the prior year. In the event the Company's after-tax profits shall be less than in the prior year ("Prior Year"), then in the subsequent year's computation for this purpose the percentage increase shall be measured by the increase in after-tax profits from the Prior Year (as defined). For example, if in 1987, 1988 and 1989 the after-tax profits were $3M, $2M and $5M, respectively, then for purposes of this paragraph the increase in after-tax profits for purposes of setting the 1990 salary shall be measured by the increase in after-tax profits in 1989 ($5M) as compared with 1987 ($3M) limited to a 50% increase .

                                     7.

     As an illustration of the aforesaid, the Board of Directors shall set your salary for the year 1987 as of January 1, 1987; the cost of living has increased by four (4%) percent during the period from January 1, 1986 through December 31, 1986; the Company has had an increase of fourteen (14%) percent in its after-tax profits during 1986 as compared to 1985 then

     (a) salary in effect January 1, 1986 -
     $429,000 per annum; and

     (b)(i) Salary in effect in 1986 increased by 10% - $471,900;

       (ii) 1986 salary increased by four (4%) percent (increase in the cost of living from January 1, 1986 - December 31, 1986) - $446,660; and

       (iii) salary in effect during 1986 increased by fourteen
     (14%) percent reflecting increase in net income after taxes - $489,560.

     The salary for 1987 shall be $489,560 reflecting the highest of the three options set forth above.

     For purposes of this Paragraph and Paragraph 6 below, "net income after taxes of the Company" shall be determined by reference to the Company's audited statements of income and expense prepared by the Company's independent auditors.

      6. The Board of Directors of the Company shall award to you an annual bonus reflective upon the performance of the Company for each year. For purposes of this paragraph, the initial Base Bonus is deemed to be the bonus paid to you in 1985. During December of each year commencing with 1986, the Board of Directors shall determine the bonus to be paid to you based upon

                                     8.

the performance of the Company during the past year (for example, the bonus to be determined in 1986 shall be based upon the performance of the Company during the year 1986). The bonus payment to be awarded to you for each year commencing in 1986 shall be adjusted proportionately to reflect increases or decreases in net income after taxes of the Company for the current year as compared with the prior year. As an example assuming after-tax profits in 1987 and 1988 are $3M and $2M, respectively, and the 1987 bonus was $300,000, then the bonus to be paid in 1988 will be $200,000 (a 33-1/3% decrease measured by the 33-1/3% decrease in after-tax profits). In the event that the Board of Directors cannot determine with sufficient accuracy the bonus to be awarded to you in any year then an estimate of such bonus shall be awarded to you to be adjusted as and after the commencement of the next year as soon as is practicable and possible at such time as the results of operations for the year are available. The Bonus as determined as aforesaid by the Board of Directors shall be the "Base Bonus" for the next subsequent year's bonus computation. In the event the Company sustains a loss in any one year, then the Base Bonus shall be the Bonus received during the next preceding year in which the Company had an after-tax profit. Notwithstanding the aforesaid, however, no bonus shall be paid to you in the event that the Company has a net after tax loss. The bonus, as determined as aforesaid, shall be paid to you at such times as you may reasonably request. Notwithstanding the aforesaid, you may request and receive from time to time advances of the anticipated bonus.

                                     9.

     For purposes of clarification, the bonus awarded in accordance with this Paragraph is awarded not only in recognition of increases in net income after taxes but in recognition of the overall performance of the Company which, as an example, may include the completion of acquisitions or additional financing, evaluation of future prospects of the Company and all other matters which reflect on performance and prospects. The formula set forth above for payment of the bonus is intended to reflect the Company's obligation for payment of a minimum bonus to be paid and may be increased at the sole discretion of the Board of Directors in recognition of factors which the Board of Directors may deem important in awarding compensation to you.

     7. The Company recognizes its obligation to continue its practice to grant to you each year options to purchase shares of Common Stock of the Company consistent with the grants of such options made to you heretofore. It is understood that a significant and important consideration in your entering into this agreement is your objective to increase your shareholdings in the Company. Therefore, the Company recognizes its obligation to grant to you options on an annual basis, at least in the amounts heretofore granted, and to grant increases commensurate with and in proportion to increases in the profits of the Company.

     8. (a) The Company has purchased a life insurance policy in the principal amount of $5 million on your life. In the event of your death during the Basic Employment Period, the Consulting Term (as set forth in Paragraph 3) or

                                     10.

during such period as you are mentally or physically disabled and payments are made to you in the manner set forth in Paragraph 3 above, the Company shall pay to your estate, or to your designee, $2.5 million of the amount received from the proceeds of the aforementioned policy as a death benefit. The Company agrees to keep this policy, or a replacement satisfactory to you, in full force and effect during all of the periods specified above and to pay the premiums with respect thereto. The death benefit paid to your estate in accordance with this paragraph is in addition to all other payments (including the payment of benefits) which the Company is obligated to make to you, your estate or to your family in accordance with this agreement.

         (b) In the event of your death during the Basic Employment Agreement, the Consulting Period or during such period as you are mentally or physically disabled and payments are being made to you in the manner set forth in Paragraph 3 above, the Company agrees to continue to provide your wife with hospitalization, medical and major medical expense reimbursement insurance during the balance of her life and to pay all premiums for insurance with respect thereto.

     9.  During the Basic Employment Period, the Consulting Term and for two
(2) years subsequent thereto, you have agreed that you will not in your individual capacity or as an officer or employee of any corporation involve yourself in business enterprises in competition with the Company or any of its subsidiaries as presently constituted. In recognition of the importance of the provisions of this paragraph to the Company,

                                     11.

the Company shall have the right to immediate and injunctive relief in the event of your violation of the provisions herein. Notwithstanding the aforesaid, the provisions of this paragraph shall not be effective in the event of a change in control or the Company and your employment is terminated as a result thereof.

     For purposes of this paragraph, a change in control of the Company shall be deemed to have occurred in the manner more particularly defined, described and set forth (therein referred to as an "Event") in the resolutions of the Board of Directors of the Company at its meeting on August 7, 1985 relating to severance pay for certain key executives.

     10. It is understood and agreed that your services as Chief Executive Officer of the Company during the Basic Employment Period (except as may be provided in Paragraph 2 above) are to be deemed full-time employment and you shall devote such time as is reasonably necessary in order to discharge your duties as aforesaid. You shall be entitled to reimbursement of all out-of-pocket expenses incurred by you in the course of the performance of your services at all times during the term of your employment and subsequent thereto including without limitation the reimbursement to you of legal expenses which you may incur in enforcing the provisions of this agreement. You shall continue to receive all fringe benefits including but not limited to medical insurance in the nature of those then being paid to all employees of the Company.

                                     12.

     Kindly sign a copy of this letter indicating your agreement with the aforesaid.


                                       Very truly yours,

                                       PLY-GEM INDUSTRIES, INC.


                                       By: (Signature appears here)
                                          ---------------------------
                                            Secretary

AGREED TO:

/s/ Jeffrey S. Silverman
- --------------------------------
   Jeffrey S. Silverman




                                     13.

            [LETTERHEAD OF GREAT LAKES WINDOW INC. APPEARS HERE]


                                            June 11, 1992

Mr. Ralph Delman
Great Lakes Window, Inc.
30499 Tracy Road
Toledo, Ohio 43603-1896


Dear Ralph:

     Reference is made to the Employment Agreement dated as of December 22, 1986 pursuant to which you have been employed as an executive officer of Great Lakes Window, Inc.

     This letter shall constitute our agreement to amend the Agreement as of January 1, 1992 and to extend the Employment Term (as defined in the Agreement) from the termination date set forth in Paragraph 2(a) of the Agreement until June 30, 1993. Thereafter, the Employment Term shall be automatically extended for additional one (1) year periods unless either party shall give prior notice at least 75 days in advance of the then termination date of its intention not to renew.

     Except as modified and renewed herein all of the terms and conditions set forth in the Agreement as originally constituted shall remain in full force and effect except that compensation shall be in accordance with the provisions set forth on Exhibit A attached hereto instead of Section 5.

     If the aforesaid meets with your approval please sign a copy of this letter and return it to us.


                                            Very truly yours,

                                            GREAT LAKES WINDOW, INC.


                                            By: /s/
                                                --------------------------

AGREED TO:


/s/
- ----------------------------            [LOGO OF PLY GEM COMPANY APPEARS HERE]
       RALPH DELMAN

                                  EXHIBIT A
                                  ---------

     (a)  Annual Compensation.  During calendar year 1992, the Company shall
          -------------------
pay the Executive for services rendered by Executive under this Agreement at an annual rate salary of $385,000. During any extensions of the Employment Term after December 31, 1992, the salary shall be increased by 3% over the salary in affect during the previous calendar year.

     The foregoing salary shall commence on January 1, 1992 and shall be payable in equal monthly installments. Such salary shall be subject to all applicable withholding and other taxes. If the Employment Term is terminated pursuant to the Agreement, the Company shall pay to the Executive the annual salary provided for in this Paragraph (a) prorated to the date of termination of the Employment Term.

     (b) For calendar year 1992 the Executive may be paid an Incentive Compensation based on the Company's and Duo Temp's combined Income Before Management Fee as it is currently reported in the Company's and Duo Temp's financial statements, ("PreTax Profit") for the year in accordance with the following table:

               PreTax Profit
           (Millions of Dollars)                 Incentive
                  (Layer)                        Compensation
         ------------------------                ------------
             Less than $3                              0%
             From $3 to $8                       4% of the Layer, plus
             From $8 to $10                      2% of the Layer, plus
             Over $10                            3% of the Amount
                                                  over $10

     For the purpose of computing the paragraph (b) Incentive Compensation, if the PreTax Profit is over $10 Million and the ratio of PreTax Profit to Net Sales is less than 16% than the Incentive Compensation percent for the over $10 Million Layer shall be 2%.

     Such Incentive Compensation shall be paid on April 1, 1993.

     No payment shall be made by Company pursuant to this paragraph (b) after the expiration or termination of the Employment Term for any reason whatsoever, other than a prorated portion of the amount, if any, to which Executive would be entitled pursuant to this Paragraph (b) on account of the calendar year during which the Employment Term expires or is terminated, which proration shall be on the basis of the actual period of time of the Employment Term which accrued prior to expiration or termination during such calendar year.

                            EMPLOYMENT AGREEMENT
                            --------------------

     AGREEMENT, made as of the 22nd day of December, 1986, by and between GLW ACQUISITION CORP., an Ohio corporation, having an address c/o Ply-Gem Industries, Inc., 919 Third Avenue, New York, New York 10022 (the "Company"), and RALPH DELMAN (the "Executive").

                            W I T N E S S E T H:
                            - - - - - - - - - -

     WHEREAS, the acquisition of certain of the assets of Great Lakes Window Corporation, an Ohio corporation (the "Seller"), by the Company, which is a wholly-owned subsidiary of Ply-Gem Industries, Inc. ("Ply-Gem") has become effective on the date hereof pursuant to a certain Acquisition Agreement dated as of December 9th, 1986 (the "Acquisition Agreement");

     WHEREAS, the Executive is the owner of approximately fifty percent (50%) of the outstanding shares of the Seller, and had been employed by and served as President of the Seller since its incorporation;

     WHEREAS, in connection with the Acquisition Agreement, the Company and the Executive desire to enter into an arrangement pursuant to which the Executive will serve as an executive officer of the Company upon the terms and conditions set forth in this Agreement; and

     WHEREAS, the Company desires to retain the Executive's knowledge, experience and abilities, and the Executive is willing to accept employment with the Company, all upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants contained in this Agreement, the Company and the Executive hereby agree as follows:

     1.  Employment.  Subject to the terms and conditions hereinafter set
         ----------
forth, the Company hereby employs the Executive as an executive officer of the Company, and the Executive hereby accepts such employment. This Agreement shall become effective on the date hereof, which is the Closing Date of the purchase by the Company of the assets of the Seller pursuant to the Acquisition Agreement.

     2.  Term.  The term of employment of the Executive by the Company
         ----
pursuant to this Agreement (the "Employment Term") shall commence on the date hereof and shall terminate upon the earliest of (a) December 31, 1991; (b) the date of death of the Executive; (c) the date on which the Company shall have terminated the Employment Term for "cause" pursuant to Paragraph (a) of
Section 8 of this Agreement; or (d) the date on which the Employment Term is terminated pursuant to any of the other provisions of Section 8 of this Agreement.

     4.  Employment Services.  During the Employment Term, the Executive shall
         -------------------
render his services to the Company as                 of the Company or in
                                       --------------
such other managerial capacities as the Board of Directors of the Company may, from time to time, designate. The Executive shall hold, without additional compensation therefor, such offices in the Company and/or any subsidiary or affiliate of the Company to which, from time to time during the Employment Term, the Executive may be elected or appointed. During the Employment Term, the Executive shall devote his full business time, efforts and his entire energy and skill to the business of the Company and its subsidiaries and affiliates, will use his best efforts to promote the interests thereof and will not engage in any other business or business activity; provided, however,
                                                            --------- -------
that nothing contained in this Agreement shall restrict the right of the Executive to manage his private investments, if such investment activities do not interfere with the performance by the Executive of his duties under this Agreement. The Executive shall render his services with due regard for the prompt, efficient and economical operation of the business of the Company and its subsidiaries and affiliates to the end of maximizing the profitability of the Company and its subsidiaries and affiliates.

     5.  Compensation.  In consideration of the services to be rendered by the
         ------------
Executive as an employee of the Company
pursuant to this Agreement, including, without limitation, any services which may be rendered by the Executive as an officer of the Company or any subsidiary or affiliate of the Company, the Company agrees to pay to the Executive during the Employment Term, and the Executive agrees to accept, compensation at the annual rate of Two Hundred Fifty Thousand Dollars ($250,000). During each year commencing on or after January 1, 1988 during the Employment Term, the compensation payable to the Executive by the Company pursuant to this Section 5 shall be increased by the greatest of (i) ten percent (10%); or (ii) the percentage increase in the "Consumer Price Index, All Items, All Urban Consumers, U.S. City Average, 1967 = 100", as published by the Bureau of Labor Statistics of the United States Department of Labor, between the month of December immediately preceding the effective date of such increase and the month of December twelve months earlier. The foregoing salary shall commence on the date hereof, and shall be payable in equal monthly installments at the end of each month during the Employment Term. In the event of the termination of the Employment Term, the unpaid portion of the salary payable to the Executive on account of periods prior to the date of termination shall be computed and paid to the Executive. The Executive's salary shall be subject to all applicable withholding and other taxes.

     6.  Employment Benefits.  During the Employment Term the Executive shall
         -------------------
be entitled to the following employment benefits:

         (a) During the Employment Term the Executive shall be entitled to such vacations and sick leaves which are generally comparable to those afforded to other executive officers of other operating subsidiaries of Ply-Gem, but in no event shall the aggregate of the vacations and sick leaves afforded to the Executive during any calendar year be less than three (3) weeks.

         (b) During the Employment Term the Executive shall be entitled to participate, subject to qualification requirements, in such medical, life or other insurance or hospitalization plans as are instituted and maintained by the Company for officers and employees of the Company generally.

         (c) During the Employment Term the Executive shall also be entitled, subject to qualification requirements, to participate in any pension, retirement or insurance plan maintained by the Company.

         (d) The Executive, in his sole discretion, shall have the option to purchase an amount not to exceed 50,000 shares in the aggregate of common stock of Ply-Gem in accordance with the terms and conditions of the Option Agreement annexed hereto as Exhibit A.

         (e) During the Employment Term the Executive shall be entitled to the use of an automobile owned or leased by the Company, which automobile shall be used by the Executive primarily in connection with the performance by the Executive of the duties of the Executive under this Agreement and primarily for the benefit of the Company but which may nevertheless be incidentally used by the Executive for personal purposes.

         (f) The Executive shall cooperate with the Company in obtaining any insurance on the life of the Executive which the Company may desire to obtain for its own benefit and shall undergo such physical and other examinations as the Company may request in connection with the issuance of one or more of such policies of insurance.

     7.  Expenses.
         --------

         During the Employment Term the Company will reimburse the Executive, upon presentation of proper vouchers, for all actual travel, entertainment and other out-of-pocket expenses which are reasonably and necessarily incurred by the Executive in the performance of his duties hereunder.

     8.  Termination.
         -----------

         (a) The Company may at any time, at its option, immediately terminate this Agreement and the Employment Term for cause by written notice to the Executive specifying the nature of such cause. For purposes of this Agreement, "cause" shall include, without limitation, breach of any of the terms of this Agreement (including, without limitation, the provisions of Section 11 of this Agreement), fraud, conviction of a felony, habitual drunkenness, use of illegal substances, gross incompetence, malfeasance, misappropriation, dishonesty, embezzlement or similar misconduct by the Executive, willful failure of the Executive to perform the duties of his employment, failure of the Executive to follow the directions of the Board of Directors of the Company, or other willful misconduct, repeated unexcused absence, or similar conduct or activities by or on the part of the Executive.

         (b) In the event that at any time during the Employment Term, the Executive, due to physical or mental injury, illness, disability or incapacity, shall fail to render the services to be performed by the Executive pursuant to this Agreement either for a consecutive period of three (3) months or for a non-consecutive period of five (5) months within any twelve month period, the Company may, at its option, place the Executive on disability leave at a salary equal to one-half of the fixed salary which the Executive is receiving pursuant to Section 5 at the time of the occurrence of such injury, illness, disability or incapacity for a period of six (6) months and, after the expiration of such six month period, the Company shall have the option to terminate this Agreement and the Employment Term upon not less than thirty (30) days' written notice to the Executive. Any payments which are made to or for the benefit of the Executive under any group or individual policy of disability insurance maintained or paid for by the Company shall reduce the amounts payable by the Company to the Executive pursuant to this Paragraph (b).

        (c) If the Executive shall die during Employment Term, the Employment Term shall terminate immediately upon the death of the Executive.

        (d) In the event that the Company terminates this Agreement for any reason, the Executive shall use his best efforts to obtain substitute employment which entails duties which are reasonably comparable to the duties of the Executive hereunder and to mitigate any damages which may be payable by the Company to the Executive by reason of such termination.

     9.  Conflicting Agreements.  The Executive hereby represents and warrants
         ----------------------
to the Company that (a) neither the execution of this Agreement by the Executive nor the performance by the Executive of any of the obligations or duties of the Executive under this Agreement will conflict with or violate or constitute a breach of the terms of any employment or other agreement to which the Executive is a party or by which the Executive is bound, and (b) the Executive is not required to obtain the consent of any person, firm, corporation or other entity in order to enter into this

Agreement or to perform any of the obligations or duties of the Executive hereunder.

     10.  Inventions, Discoveries, Etc.  The Executive hereby assigns and
          ----------------------------
shall promptly and fully disclose and assign to the Company any and all inventions, discoveries, improvements, developments, concepts and ideas which relate to any activities of the Company or any of the subsidiaries or affiliates of the Company, whether or not patentable and whether or not conceived, developed or reduced to practice by the Executive alone or by himself and others, or both, during the period of this employments with the Company or with any affiliate or subsidiary of the Company.

     11.  Non-Disclosure of Confidential Information and
          ----------------------------------------------
          Non-Competition.
          ---------------

     (a) The Executive acknowledges that it is the policy of the Company to maintain as secret and confidential all valuable and unique information heretofore or hereafter acquired, developed or used by the Company or any affiliate or subsidiary of the Company relating to the business, operations, employees, suppliers and customers of the Company and of the subsidiaries and affiliates of the Company, which gives the Company or its subsidiaries or affiliates a competitive advantage in their industries (all such information is hereinafter referred to as "Confidential Information"). The parties recognize that the services to be performed by the

Executive pursuant to this Agreement are special and unique, and that by reason of his employment by the Seller prior to the date hereof and by the Company after the date hereof, the Executive has acquired and will acquire Confidential Information. The Executive recognizes that all such Confidential Information is the property of the Company and its subsidiaries and affiliates. In consideration of the Executive's employment with the Company pursuant to this Agreement, the Executive agrees that:

           (i) except as required by the duties of his employment, without the prior written consent of the Board of Directors of the Company acting independently, the Executive shall never, directly or indirectly, either during or after the Employment Term, use, publish, disseminate or otherwise disclosure any Confidential Information obtained during his employment with the Company or any affiliate or subsidiary of the Company;

           (ii) both during and after the Employment Term, the Executive shall exercise all due and diligent precautions to protect the integrity of the business plans, customer lists, statistical data and compilations, agreements, contracts, manuals or other documents of the Company and its subsidiaries and affiliates which embody any Confidential Information, and upon the expiration or termination of the Employment Term, the Executive shall return to the Company and its subsidiaries and affiliates all such documents (and copies thereof) which are in the possession or under the control of the Executive.

The Executive agrees that the provisions of this Paragraph (a) are reasonably necessary to protect the proprietary rights of the Company and the subsidiaries and affiliates of the Company in the Confidential Information and their trade secrets, goodwill and reputation.

        (b)  During his employment with the Company and for a period of five
(5) years after the expiration or termination of the Employment Term for any reason whatsoever; the Executive shall not, in any manner, be engaged, directly or indirectly, within the United States of America (its territories and possessions) or Canada (or for such lesser period of time or for such lesser geographical area as may be determined by a court of law or equity to be a reasonable limitation on the competitive activities of the Executive) as an employee, partner, officer, director, representative, consultant, agent or stockholder of any corporation, partnership, proprietorship or other form of business entity (1) which is engaged in any business which is or was competitive with any business conducted by the Company or by any subsidiary or affiliate of the Company by which the Executive as employed or for which the Executive had executive or managerial responsibility at any time during the Employment Term; or (2) which manufactures or distributes any products similar to those which were manufactured or distributed at any time during the Employment Term either by the Company or by any subsidiary or affiliate of the Company by which the Executive was employed or for which the Executive had executive or managerial responsibility at any time during the Employment Term. The Executive shall not, either during or subsequent to the Employment Term (i) seek to persuade any director, officer or employee of the Company or any subsidiary or affiliate of the Company to discontinue that individual's status or employment with the Company or any such subsidiary or affiliate of the Company or to become employed in any activity similar to or competitive with the activities of the Company or any subsidiary of affiliate of the Company; (ii) hire or retain any such person at any time within twelve (12) months following the date of cessation of employment or such person with the Company or any subsidiary or affiliate of the Company; or (iii) solicit (or cause or authorize), directly or indirectly, to be solicited, for or on behalf of himself or any third party, any business from others who were, at any time within five (5) years prior to the expiration or termination of the Employment Term, customers of the Company or any subsidiary or affiliate of the Company.

          (c) The provisions of this Section 11 shall survive the termination or expiration of the Employment Term.

     12.  The Company's Right to Injunctive Relief.  The Executive
          ----------------------------------------
acknowledges that the services to be rendered by the Executive to the Company are of a unique character which gives them a special value to the Company and its subsidiaries and affiliates. The Executive further acknowledges that any breach or threatened breach by the Executive of any of the provisions of
Section 10 or Section 11 hereof will result in irreparable and continuing harm to the Company and its subsidiaries and affiliates for which the Company and its subsidiaries and affiliates would have no adequate remedy at law. Therefore, in addition to any other remedy which the Company and its subsidiaries and affiliates may have at law or in equity, the Company and its subsidiaries and affiliates shall be entitled to injunctive relief for a breach of this Agreement by the Executive.

     13.  Notices.  Any notice, request, information or other document to be
          -------
given under this Agreement to any party hereunder by any other party hereunder shall be in writing and delivered personally, or sent by registered or certified mail, postage prepaid to the following addresses:

If to the Company:

     GLW Acquisition Corp.
     c/o Ply-Gem Industries, Inc.
     919 Third Avenue
     New York, New York 10019
     Attention:  Herbert P. Dooskin
                 Vice President

with a copy to:

     Ply-Gem Industries, Inc.
     919 Third Avenue
     New York, New York 10022
     Attention:  Jeffrey S. Silverman
                 Chairman and President

If to the Executive:

     Mr. Ralph Delman
     21 Exmoor
     Toledo, Ohio 43615


or to such other address as a party hereto may hereafter designate in writing to the other party, provided that any notice of a change of address shall become effective only upon receipt thereof.

     14.  Benefit; Assignment.
          -------------------

          (a) This Agreement shall be binding upon and shall inure to the benefit of the Company and the Executive and their respective heirs, legal representatives, successors and permitted assigns.

          (b) This Agreement is personal to the Executive and the Executive may not assign any of his rights or delegate any of his duties under this Agreement.

          (c) The Company may assign this Agreement to any subsidiary or affiliate of the Company.

     15.  Certain Definitions.  For purposes of this Agreement, (a) a
          -------------------
"subsidiary" of a corporation, person or entity shall mean any corporation, partnership, firm or other entity in which such corporation, person or entity holds an equity ownership interest of fifty percent (50%) or more; and (b) an "affiliate" of a corporation, person or entity shall mean any corporation, partnership, firm or other entity which controls, is controlled by, or is under common control with, such corporation, person or entity.

     16.  Entire Agreement; Amendment.  This Agreement contains the entire
          ---------------------------
understanding between the Company and the Executive with respect to the employment of the Executive and supersedes all prior negotiations and understandings between the Company and the Executive with respect to the employment of the Executive by the Company. This Agreement may not be amended or modified except by a written instrument signed by both the Company and the Executive.

     17.  Severability.  In the event any one or more provisions of this
          ------------
Agreement is held to be invalid or unenforceable, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall remain in full force and effect unaffected by such invalidity or unenforceability.

     18.  Execution in Counterparts.  This Agreement may be executed in any
          -------------------------
number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


ATTEST:                                    GLW ACQUISITION CORP.


                                           By: /s/
                                              ----------------------------

WITNESS:

                                             /s/     Ralph Delman
- ------------------------------              ------------------------------
                                                     RALPH DELMAN

Ply-Gem Industries, Inc. agrees to be bound by the provisions of Paragraph (d) of Section 6 of the foregoing Employment Agreement as of the date set forth above.


                                            PLY-GEM INDUSTRIES, INC.


                                            By: /s/
                                               ---------------------------

                          PLY-GEM INDUSTRIES, INC.

                                STOCK OPTION

     OPTION AGREEMENT, made as of the     day of December, 1986, between
Ply-Gem Industries, Inc., a New York corporation (hereinafter referred to as the "Company") and Ralph Delman, a Senior executive of a division or subsidiary of the Company (hereinafter referred to a "Delman").

     The Board of Directors of the Company has resolved that it is in the Company's best interest to grant stock options to Delman.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed and do hereby agree as follows:

     1.  GRANT OF OPTIONS.  The Company hereby grants to Delman the right and
         ----------------
option (hereinafter referred to as the "Option") to purchase all or any part of an aggregate of 50,000 shares of the common stock, of the Company, 25 cents par value (hereinafter referred to as "Common Stock"), on the terms and conditions hereinafter set forth in this option agreement, such number of shares of Common Stock being subject to adjustment as provided in paragraph 5 hereof.

     2.  PURCHASE PRICE.  The per share purchase price (hereinafter referred
         ---------------
to as the "Option Price") of the shares of Common Stock covered by the Option shall be the lowest of (i) $10.75 per share, (ii) the closing price of a share of common stock of the Company on the American Stock Exchange on December 9, 1986, or (iii) the closing price of a share of common stock of the Company on the American Stock Exchange on the last business day preceding the date of this Agreement.

     3.  DURATION OF OPTION.  The Option granted hereunder shall be for a
         -------------------
period of ten (10) years form the date hereof. Subject to the provisions of this agreement, the Option may be exercised at any time or from time to time subsequent to two (2) years from the date hereof, as to any part of or all of the shares covered thereby. The purchase price of the shares as to which the Option shall be exercised shall be paid in full in current funds at the time of exercise. The holder of the Option shall not have any rights of a stockholder with respect to the shares covered by the Option unless and until the certificate or certificates for such shares shall have been issued and delivered to him.

     Anything herein to the contrary notwithstanding, this Option shall be cancelled and be deemed null and void one (1) month subsequent to the termination of employment of Delman as a senior executive of a division or subsidiary of the Company unless such termination results from the physical or mental disability of Delman.

                                     2.

     4.  CONTINUATION AS EMPLOYEE.  Nothing in the Option granted hereunder or
         ------------------------
by reason of the granting of the Option shall confer upon Delman any right to be continued as a director, officer or employee of the Company or any subsidiary or division of the Company.

     5.  ADJUSTMENTS.  In the event of any change in the Common Stock of the
         -----------
Company by reason of any merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in Common Stock of the Company (in excess of five (5%) percent thereon), after the date hereof, then appropriate adjustment shall be made in the number and kind of shares subject to the Option, and/or to the price of the Option, provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued. Any such adjustment made by the Board of Directors of the Company as provided in this paragraph 5 shall be conclusive.

     6.  EXERCISE OF OPTION.  Subject to the terms and conditions of this
         ------------------
Option Agreement, the Option may be exercised by Delman, his heirs or assigns by delivery of written notice to the Company at its principle office which is now located at 919 Third Avenue, New York, New York. Such notice shall state the election to exercise the Option and the number of shares in respect of which it shall be exercised and shall be signed by the person or persons so exercising the Option. Such notice shall be


                                     3.

accompanied by payment of the full purchase price of such shares in cash. Payment of such purchase price shall be made by check payable to the Company. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered, as provided above, to or upon the written order of the person or persons exercising the Option within
(15) days (except as otherwise provided below in this paragraph 6) after the due and proper exercise of this Option.

     It is expressly understood that it shall be a condition of the issuance and delivery of the stock upon the due and proper exercise of the Option or any part thereof that prior to the delivery of the certificate or certificates as to which the Option shall have been so exercised as aforesaid Delman (or anyone acting under him or his heirs or assigns, as the case may be) shall deliver to the Company a warranty and representation that it is the present intention to acquire the shares being purchased for investment only and not for distribution or resale and that an offer or sale by him of any such shares will not be made or offered in violation of the provisions of the Securities Act of 1933, as amended, or any rules and regulations thereunder. The time of the delivery of such certificate or certificates of stock may be postponed by the Company for such period as may be


                                     4.

required by the Company to comply with any listing requirements of any national securities exchange or to comply with any applicable state or federal law.

     The Company shall not be obligated to sell, issue or deliver any shares as to which the Option or any part thereof shall have been exercised as aforesaid unless the shares with respect to which the Option shall be exercised are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended.

     All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

     Delman acknowledges that he is acquiring the options herein for investment and not with a view towards distribution and that he will not sell, assign or transfer this option, or the shares acquired upon exercise thereof without an opinion of the counsel of the Company that the options or shares, as the case may be, are exempt from registration under the Securities Act of 1933 or if such shares or options are required to be registered, then such shares, assignment or sale shall not be effective prior to such registration.

     Anything herein to the contrary notwithstanding, this Option or the rights with respect thereto may not be transferred, assigned or collateralized in any manner whatsoever it being the intent of the parties hereto that this Option is personal and may



                                     5.

be exercised only by Delman, or in the event of his death, by the legal representatives of his estate not later than three (3) months from the date of his death or two (2) months after the appointment of said legal representatives whichever date is later.

     Certificates for all Shares aquired upon the Sale shall be inscribed with a legend giving notice of all restrictions with respect to such Shares including but not limited to restrictions imposed on the transferability thereof contained in this agreement and in any other agreement between the Participant and the Company with respect thereto.

     IN WITNESS WHEREOF, the Company has caused this option agreement to be duly executed by an officer thereof thereunto duly authorized, and Delman has hereunto set his hand and seal; all as of the day and year first above written.

                                             PLY-GEM INDUSTRIES, INC.

                                         By:
                                             --------------------------
                                                      Chairman


                                             -------------------------- (L.S.)
                                                     RALPH DELMAN



ATTEST:


- ---------------------------
     STANFORD ZEISEL
        Secretary

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